EXECUTION VERSION

$550,000,000 TRANCHE A-2 TERM LOANS
SECOND AMENDMENT TO CREDIT AGREEMENT
among
IHS INC.,
as Guarantor and Tranche A-2 Borrower

IHS GLOBAL INC.,
as Tranche A-1 Borrower

The Lenders Party hereto
and
BANK OF AMERICA, N.A.,
as Administrative Agent
JPMORGAN CHASE BANK, N.A.
and
ROYAL BANK OF CANADA
as Co-Syndication Agents in connection with the Tranche A-2 Loans
and
HSBC BANK USA, N.A.,
U.S. BANK, NATIONAL ASSOCIATION,
WELLS FARGO BANK N.A.,
BBVA COMPASS,

And
TD BANK, N.A.,

as Co-Documentation Agents in connection with the Tranche A-2 Loans
___________________________
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC
and
RBC CAPITAL MARKETS
as Joint Bookrunners and Lead Arrangers in connection with the Tranche A-2 Loans

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 10, 2016, is among:
(a)    IHS INC., a Delaware corporation (“IHS”);
(b)    IHS GLOBAL INC., a Delaware corporation (the “Tranche A-1 Borrower”);
(c)    the LENDERS party hereto; and
(d)    BANK OF AMERICA, N.A. as Administrative Agent (the “Administrative Agent”).
RECITALS:

WHEREAS, IHS, the Tranche A-1 Borrower, the Administrative Agent, and the Lenders party thereto have entered into the Credit Agreement dated as of October 17, 2014 (amending and restating the Credit Agreement dated as of July 15, 2013 and as amended by the First Amendment, dated as of November 5, 2015, and as may be further amended or otherwise modified from time to time, the “Agreement”).
WHEREAS, IHS and the Tranche A-1 Borrower have requested that the Agreement be amended as set forth in Exhibit A hereto to, among other things, designate a new tranche of term loans (the “Tranche A-2 Loans”) under the Agreement.
WHEREAS, IHS, the Tranche A-1 Borrower, the Administrative Agent and the Lenders now desire to amend the Agreement as herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:
ARTICLE 1.

Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.

Amendments
Section 2.1.    Amendments to the Agreement. The Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
Section 2.2.    Amendment to Schedule 2.01. Schedule 2.01 of the Agreement is hereby amended and restated in its entirety in the form of Schedule 1 attached to this Amendment.

SECOND AMENDMENT TO CREDIT AGREEMENT

ARTICLE 3.

Conditions Precedent
Section 3.1.    Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Administrative Agent:
(i)    Amendment. This Amendment executed by the Loan Parties, the Required Lenders and each Tranche A-2 Lender.
(ii)    Legal Opinion. Favorable written opinions (addressed to the Administrative Agent and the Lenders, dated the Second Amendment Effective Date, containing such qualifications and exceptions and otherwise in form and substance acceptable to the Administrative Agent) of counsel for the Loan Parties covering, unless the Administrative Agent otherwise consents, the matters set forth in Sections 3.01, 3.02, 3.03(a) and 3.03(b) of the Agreement and such other matters relating to the Loan Parties, the Loan Documents, the borrowing of the Tranche A-2 Loans on the Second Amendment Effective Date or the OPIS Acquisition as the Administrative Agent shall reasonably request. The Loan Parties requests each such counsel to deliver such opinions.
(iii)    Corporate Authorization Documents. Such documents, incumbency certificates and/or other certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the borrowing of the Tranche A-2 Loans on the Second Amendment Effective Date, the OPIS Acquisition and any other legal matters relating to the Loan Parties, the Loan Documents, the borrowing of the Tranche A-2 Loans on the Second Amendment Effective Date or the OPIS Acquisition, all in form and substance satisfactory to the Administrative Agent and its counsel.
(iv)    Closing Certificate. A certificate, dated the Second Amendment Effective Date and signed by a Responsible Officer of the Borrower Representative, confirming compliance with the conditions set forth in paragraphs (c) and (d) of this Section 3.1.
(v)    Financial Statements. (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the IHS and its subsidiaries and OPIS and its subsidiaries, for the three most recently completed fiscal years ended at least 90 days before the Second Amendment Effective Date; provided that, with respect to the financial statements of OPIS and its subsidiaries for the fiscal year ended December 31, 2015, the receipt of such financial statements by the Commitment Parties shall only be required to the extent received by IHS prior to the Second Amendment Effective Date and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of IHS Borrower and its subsidiaries, for each subsequent fiscal quarter ended at least 45 days before the Second Amendment Effective Date; provided that filing of the required financial statements on form 10-K and form 10-Q by the IHS will satisfy the foregoing requirements.
(vi)    Solvency Certificate. A solvency certificate from a Financial Officer of IHS in form and substance reasonably satisfactory to the Administrative Agent as to the solvency of IHS and its Subsidiaries after giving effect to the borrowing of the Tranche A-2 Loans on the Second Amendment Effective Date and the OPIS Acquisition.

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 2

(vii)    USA Patriot Act. All documentation and other information at least five days prior to the Second Amendment Effective Date necessary to enable the Administrative Agent and the Lenders to identify each Borrower and each other Loan Party to the extent required for compliance with the Patriot Act or other “know your customer” and anti-money laundering rules and regulations.
(viii)    Fees and Expenses. Evidence that all fees, expenses and other charges in connection with this Amendment shall have been paid in full.
(b)    Since January 8, 2016 until the Second Amendment Effective Date, there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means any change, event, occurrence, development, circumstance or effect that is or would reasonably be expected, individually or in the aggregate (i) to be materially adverse to the Business (as defined in the OPIS Acquisition Agreement), results of operations, assets or financial condition of the Company (as defined in the OPIS Acquisition Agreement) and the Company Subsidiaries (as defined in the OPIS Acquisition Agreement), taken as a whole, or (ii) to prevent, materially impair or delay the ability of Seller (as defined in the OPIS Acquisition Agreement) to consummate the transactions as contemplated by the OPIS Acquisition Agreement other than, in the case of clause (i) of this definition, a change, event, occurrence, development, circumstance or effect to the extent resulting from an Excluded Matter. An “Excluded Matter” means any one or more of the following: (a) the effect of any change in the United States or foreign economies or securities or capital or financial markets in general; (b) the effect of any change that generally affects any industry in which the Company operates; (c) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (d) any actions taken by Seller or the Company at the written request of Buyer (as defined in the OPIS Acquisition Agreement) or its Affiliates (as defined in the OPIS Acquisition Agreement); (e) the effect of any changes in applicable Laws (as defined in the OPIS Acquisition Agreement) or accounting rules; (f) any effect resulting from the public announcement of this Agreement or (g) any action required to be taken by Buyer or Seller by this Agreement, provided that any change, event, occurrence, development, circumstance or effect resulting from any of the matters set forth in the foregoing clauses (a), (b), (c) or (e) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such change, event, occasion, development, circumstance or effect has a disproportionate effect on the Company or the Company Subsidiaries relative to other participants in the industry in which the Company or the Company Subsidiaries operate. It is understood and agreed that the foregoing paragraphs (f) and (g) shall not apply with respect to the representations or warranties set forth in Sections 4.5, 4.15(e) and the final sentence of Section 4.21 of the OPIS Acquisition Agreement.
(c)    The Specified Representations shall be true and correct in all material respects on and as of the Second Amendment Effective Date.
(d)    The OPIS Acquisition shall have been consummated, or substantially simultaneously with the funding of the Tranche A-2 Loans on the Second Amendment Effective Date, shall be consummated, in all material respects in accordance with the OPIS Acquisition Agreement (without giving effect to any amendments, supplements, waivers or other modifications to or of the OPIS Acquisition Agreement that are materially adverse to the interests of the Lenders or the Joint Bookrunners in their capacities as such, except to the extent that the Joint Bookrunners have consented thereto).
(e)    The Second Amendment to the Revolving Facility Credit Agreement shall have become effective simultaneously with this Amendment.

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 3

(f)    All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.
ARTICLE 4.

Ratifications, Representations and Warranties
Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. IHS, the Tranche A-1 Borrower, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each Loan Party agrees that the obligations, indebtedness and liabilities of the Tranche A-1 Borrower arising under this Amendment are “Obligations” as defined in the Agreement. For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.
Section 4.2.    Representations and Warranties. IHS hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)    at the time of and immediately after giving effect to this Amendment, no Default exists;
(b)    both immediately before and after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties that specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date); and
(c)    the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Loan Party and do not and will not: (1) violate any provision of law applicable to any Loan Party, the articles of incorporation, bylaws, partnership agreement, membership agreement, memorandum of association or other applicable governing document of any Loan Party or any order, judgment, or decree of any court or agency of government binding upon any Loan Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party; (3) result in or require the creation or imposition of any material lien upon any of the assets of any Loan Party; or (4) require any approval or consent of any Person under any material contractual obligation of any Loan Party.
IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH LOAN PARTY (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 4

(a)    WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT; AND
(b)    RELEASE. RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, AT LAW OR IN EQUITY, WHICH ANY LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
ARTICLE 5.

Miscellaneous
Section 5.1.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document, including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
Section 5.2.    Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 5.3.    Expenses of Administrative Agent. As provided in the Agreement, IHS agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of the Administrative Agent's legal counsel.
Section 5.4.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
Section 5.5.    Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 5.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, IHS, the Tranche A-1 Borrower and their respective successors and permitted assigns, except no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any assignment or other transfer made in violation of this Section or Section 10.04 of the Agreement shall be void.

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 5

Section 5.7.    Counterparts. This Amendment may be executed in one or more counterparts and on telecopied or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of an original executed counterpart of this Amendment.
Section 5.8.    Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 5.9.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.10.    Entire Agreement. This Amendment and all other instruments, documents, and agreements executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. This Amendment shall be deemed to be a Loan Document for all purposes in connection with the Agreement and the other Loan Documents.
[Remainder of Page Intentionally Left Blank]

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 6

Executed as of the date first written above.
IHS INC.
IHS GLOBAL INC.

By:    /s/ Stephen Green
Stephen Green, Executive Vice President,
Legal & Corporate Secretary

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

ADMINISTRATIVE AGENT AND LENDERS:
BANK OF AMERICA, N.A.
individually and as Administrative Agent,
By:        /s/ Angela Larkin
Name: Angela Larkin
Title:        Assistant Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

BANK OF AMERICA, N.A.,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:     /s/ Mukesh Singh
Name:     Mukesh Singh
Title:     Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:
JPMORGAN CHASE BANK, N.A.,M
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Maria Riaz
Name:     Maria Riaz
Title:     Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDERS:

ROYAL BANK OF CANADA,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Kevin Quan
Name:     Kevin Quan
Title:     Authorized Signatory

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

HSBC BANK USA, N.A.,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:     /s/ Jeff French
Name:     Jeff French
Title:     Senior Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

U. S. BANK NATIONAL ASSOCIATION
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:      /s/ Jeff Benedix
Name:    Jeff Benedix
Title:    Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

SUNTRUST BANK,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Lisa Garling
Name:     Lisa Garling
Title:     Director

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

BNP PARIBAS,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Charles de Clapiers
Name:    CHARLES DE CLAPIERS
Title:    Director

By:    /s/ Todd Rodgers
Name:    TODD RODGERS
Title:    DIRECTOR

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

WELLS FARGO BANK N.A.,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:     /s/ Kieran Mahon
Name:    KIERAN MAHON
Title:    DIRECTOR

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

CITIZEN BANK N.A.,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Andrew J. Meara
Name:    ANDREW J. MEARA
Title:    SENIOR VICE PRESIDENT

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

PNC BANK, NATIONAL ASSOCIATION
as a Tranche A-1 Lender

By:    /s/ Mahir DeSai
Name:     Mahir DeSai
Title:    Assistant Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as a Tranche A-2 Lender

By:     /s/ Philip K. Liebscher
Name:    Philip K. Liebscher
Title:    Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

COMPASS BANK, an Alabama Banking Corporation,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:     /s/ Joseph W. Nimmons
Name:    Joseph W. Nimmons
Title    Sr. Vice President

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

GOLDMAN SACHS BANK USA,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Rebecca Kratz
Name:    REBECCA KRATZ
Title:    AUTHORIZED SIGNATORY

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

TD BANK, N.A.,
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Craig Welch
Name:    Craig Welch
Title:    SVP

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as a Tranche A-1 Lender and as a Tranche A-2 Lender

By:    /s/ Lillian Kim
Name:    LILLIAN KIM
Title:    DIRECTOR

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

MORGAN STANLEY BANK, N.A.,
as a Tranche A-2 Lender

By:      /s/ Michael King
Name:    Michael King
Title:    Authorized Signatory

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

BANK OF THE WEST,
as a Tranche A-1 Lender

By:    /s/ Robert Likus
Name:    Robert Likus
Title:    Director

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

LENDER:

SUMITOMO MITSUI BANKING CORPORATION,
as a Tranche A-1 Lender

By:    /s/ David W. Kee
Name:    David W. Kee
Title:    Managing Director

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

CONSENT OF GUARANTORS

Each of the undersigned Guarantors: (i) consents and agrees to this Amendment including, without limitation, Sections 4.1 and 4.2 thereof; (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor enforceable against it in accordance with their respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of IHS arising under this Amendment are “Obligations” as defined in the Agreement and “Guaranteed Indebtedness” as defined in the Guaranty Agreement.

GUARANTORS

IHS INC.
IHS GLOBAL INC.
IHS HOLDING INC.

By:

R.L. POLK & CO.
CARFAX, INC.

By:

[Signature Page to Second Amendment to IHS Global Inc. Credit Agreement (Term Loan)]

SCHEDULE 1
TRANCHE A-1 COMMITMENTS

Lender	Commitment	Applicable Percentage
Bank of America, N.A	$70,000,000	10.0%
JPMorgan Chase Bank, N.A.	$70,000,000	10.0%
Royal Bank of Canada	$55,000,000	7.9%
Wells Fargo Bank, N.A.	$55,000,000	7.9%
Compass Bank	$55,000,000	7.9%
TD Bank, N.A.	$55,000,000	7.9%
Sumitomo Mitsui Banking Corporation	$50,000,000	7.1%
Citizens Bank, N.A.	$45,000,000	6.4%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$45,000,000	6.4%
PNC Bank, National Association	$45,000,000	6.4%
U.S. Bank, National Association	$45,000,000	6.4%
Goldman Sachs Bank USA	$35,000,000	5.0%
HSBC Bank USA, N.A.	$35,000,000	5.0%
SunTrust Bank	$20,000,000	2.9%
BNP Paribas	$11,500,000	1.6%
Bank of the West	$8,500,000	1.2%
TOTAL	$700,000,000	100.00%

TRANCHE A-2 COMMITMENTS

Lender	Commitment	Applicable Percentage
Bank of America, N.A	$55,000,000	10.00%
JPMorgan Chase Bank, N.A.	$55,000,000	10.00%
Royal Bank of Canada	$55,000,000	10.00%
HSBC Bank USA, N.A.	$74,000,000	13.45%
U.S. Bank, National Association	$49,500,000	9.00%
SunTrust Bank	$39,500,000	7.18%
BNP Paribas	$39,500,000	7.18%
Wells Fargo Bank, N.A.	$35,000,000	6.36%
Citizens Bank, N.A.	$27,500,000	5.00%
PNC Bank, National Association	$27,500,000	5.00%
Compass Bank	$25,000,000	4.55%
TD Bank, N.A.	$25,000,000	4.55%
Goldman Sachs Bank USA	$15,000,000	2.73%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$13,750,000	2.50%
Morgan Stanley Bank, N.A.	$13,750,000	2.50%
TOTAL	$550,000,000	100.00%

~~CONFORMED THROUGH THE FIRST AMENDMENT~~EXHIBIT A

Published CUSIP Number: 44962FAC4
$700,000,000
CREDIT AGREEMENT
dated as of October 17, 2014
(amending and restating the Credit Agreement dated as of July 15, 2013, as amended)
among

IHS INC.,
as Guarantor and Tranche A-2 Borrower

IHS GLOBAL INC.,
as Tranche A-1 Borrower

The Lenders Party Hereto
and
BANK OF AMERICA, N.A.,
as Administrative Agent
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,
and
BBVA COMPASS,
ROYAL BANK OF CANADA,
TD BANK, N.A.,
and
WELLS FARGO BANK N.A.,
as Co-Documentation Agents
__________________________
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
J.P. MORGAN SECURITIES LLC,
as Joint Bookrunners and Joint Lead Arrangers

~~#86414519v6~~

Table of Contents

		Page #

ARTICLE I. DEFINITIONS			1

Section 1.01.	Defined Terms		1
Section 1.02.	Classification of Loans and Borrowings	~~19~~	21
Section 1.03.	Terms Generally	~~19~~	21
Section 1.04.	Accounting Terms; GAAP	~~19~~	21

ARTICLE II. THE CREDITS		~~19~~	21

Section 2.01.	Commitments	~~19~~	21
Section 2.02.	Loans and Borrowings	~~20~~	22
Section 2.03.	Requests for Borrowings	~~20~~	22
Section 2.04.	[Reserved]	~~21~~	23
Section 2.05.	[Reserved]	~~21~~	23
Section 2.06.	Funding of Borrowings	~~21~~	23
Section 2.07.	Interest Elections	~~21~~	23
Section 2.08.	Termination and Reduction of Commitments	~~22~~	25
Section 2.09.	Repayment of Loans; Evidence of Debt	~~22~~	25
Section 2.10.	Amortization of Loans	~~23~~	26
Section 2.11.	Prepayment of Loans	~~24~~	27
Section 2.12.	Fees	~~24~~	27
Section 2.13.	Interest	~~25~~	28
Section 2.14.	Alternate Rate of Interest	~~25~~	28
Section 2.15.	Increased Costs	~~26~~	29
Section 2.16.	Break Funding Payments	~~27~~	30
Section 2.17.	Taxes	~~27~~	30
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-Offs	~~29~~	32
Section 2.19.	Mitigation Obligations; Replacement of Lenders	~~31~~	34
Section 2.20.	Borrower Assumption of Obligations	~~32~~	35
Section 2.21.	[Reserved]	~~32~~	35
Section 2.22.	[Reserved]	~~32~~	35
Section 2.23.	[Reserved]	~~32~~	35
Section 2.24.	[Reserved]	~~32~~	35
Section 2.25.	Borrower Representative	~~32~~	35

ARTICLE III. Representations and Warranties		~~33~~	36

Section 3.01.	Organization; Powers	~~33~~	36
Section 3.02.	Authorization: Enforceability	~~33~~	36

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Section 3.03.	Governmental Approvals; No Conflicts	~~33~~	36
Section 3.04.	Financial Condition; No Material Adverse Change	~~33~~	36
Section 3.05.	Properties	~~34~~	37
Section 3.06.	Litigation and Environmental Matters	~~34~~	37
Section 3.07.	Compliance With Laws and Agreements	~~34~~	37
Section 3.08.	Investment Company Status	~~34~~	37
Section 3.09.	Taxes	~~34~~	38
Section 3.10.	ERISA and Foreign Plans	~~35~~	38
Section 3.11.	Disclosure	~~35~~	38
Section 3.12.	Subsidiaries	~~35~~	38
Section 3.13.	Insurance	~~36~~	39
Section 3.14.	Labor Matters	~~36~~	39
Section 3.15.	Solvency	~~36~~	39
Section 3.16.	Margin Securities	~~36~~	39
Section 3.17.	Common Enterprise	~~36~~	39
Section 3.18.	Use of Proceeds	~~37~~	40
Section 3.19.	Ranking	~~37~~	40
Section 3.20.	OFAC and Anti-Corruption Laws	~~37~~	40

ARTICLE IV. CONDITIONS		~~37~~	40

Section 4.01.	Effective Date	~~37~~	40

ARTICLE V. AFFIRMATIVE COVENANTS		~~39~~	42

Section 5.01.	Financial Statements and Other Information	~~39~~	42
Section 5.02.	Notices of Material Events	~~41~~	44
Section 5.03.	Existence; Conduct of Business	~~41~~	44
Section 5.04.	Payment of Obligations	~~41~~	44
Section 5.05.	Insurance	~~41~~	44
Section 5.06.	Books and Records and Inspection	~~41~~	45
Section 5.07.	Compliance with Laws	~~42~~	45
Section 5.08.	Use of Proceeds	~~42~~	45
Section 5.09.	Joinder of Subsidiaries to the Guaranty Agreement	~~42~~	45
Section 5.10.	Further Assurances	~~43~~	46
Section 5.11.	Anti-Corruption Laws	~~43~~	46

ARTICLE VI. NEGATIVE COVENANTS		~~43~~	46

Section 6.01.	Indebtedness	~~43~~	46
Section 6.02.	Liens	~~45~~	48
Section 6.03.	Fundamental Changes	~~46~~	49
Section 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	~~46~~	49

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Section 6.05.	Asset Sales	~~48~~	51
Section 6.06.	Hedge Agreements	~~49~~	52
Section 6.07.	Restricted Payments	~~49~~	52
Section 6.08.	Transactions with Affiliates	~~49~~	53
Section 6.09.	Restrictive Agreements	~~50~~	53
Section 6.10.	Change of Fiscal Year	~~50~~	53
Section 6.11.	Anti-Corruption Laws and Sanctions	~~50~~	53

ARTICLE VII. FINANCIAL COVENANTS		~~51~~	54

Section 7.01.	Interest Coverage Ratio	~~51~~	54
Section 7.02.	Leverage Ratio	~~51~~	54

ARTICLE VIII. EVENTS AND DEFAULTS		~~52~~	55

Section 8.01.	Events of Default; Remedies	~~52~~	55
Section 8.02.	Performance by the Administrative Agent	~~54~~	57
Section 8.03.	Limitation on Separate Suit	~~54~~	57

ARTICLE IX. THE ADMINISTRATIVE AGENT		~~54~~	57

Section 9.01.	Appointment and Authority	~~54~~	57
Section 9.02.	Rights as a Lender	~~55~~	58
Section 9.03.	Exculpatory Provisions	~~55~~	58
Section 9.04.	Reliance by the Administrative Agent	~~55~~	59
Section 9.05.	Delegation of Duties	~~56~~	59
Section 9.06.	Resignation of Administrative Agent	~~56~~	59
Section 9.07.	Non-Reliance on Administrative Agent and Other Lenders	~~57~~	60
Section 9.08.	No Other Duties, Etc.	~~57~~	60
Section 9.09.	Permitted Release of Subsidiary Loan Parties	~~57~~	60
Section 9.10.	Lender Affiliates Rights	~~57~~	60

ARTICLE X. MISCELLANEOUS		~~58~~	61

Section 10.01.	Notices	~~58~~	61
Section 10.02.	Waivers; Amendments	~~59~~	62
Section 10.03.	Expenses; Indemnity; Damage Waiver	~~60~~	63
Section 10.04.	Successors and Assigns	~~61~~	64
Section 10.05.	Survival	~~64~~	67
Section 10.06.	Counterparts; Integration; Effectiveness	~~64~~	67
Section 10.07.	Severability	~~65~~	68
Section 10.08.	Right of Setoff	~~65~~	68
Section 10.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~65~~	68

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Section 10.10.	WAIVER OF JURY TRIAL	~~66~~	69
Section 10.11.	Headings	~~66~~	69
Section 10.12.	Confidentiality	~~66~~	69
Section 10.13.	Maximum Interest Rate	~~67~~	70
Section 10.14.	No Duty	~~68~~	71
Section 10.15.	No Fiduciary Relationship	~~68~~	71
Section 10.16.	Equitable Relief	~~68~~	71
Section 10.17.	Construction	~~68~~	71
Section 10.18.	Independence of Covenants	~~68~~	71
Section 10.19.	Electronic Execution of Assignments and Certain Other Documents	~~69~~	72
Section 10.20.	USA PATRIOT ACT	~~69~~	72
Section 10.21.	~~Amendment and Restatement~~ Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~69~~	72

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:
Schedule 1.01	–	Guarantors
Schedule 2.01	–	Commitments
Schedule 3.06	–	Disclosed Matters
Schedule 3.12	–	Material Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Investments
Schedule 6.09	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Compliance Certificate
Exhibit C	–	Form of Guaranty Agreement
Exhibit D	–	Form of Borrowing Request
Exhibit E	–	Form of Interest Election Request

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CREDIT AGREEMENT (this “Agreement”) dated as of October 17, 2014, among:
(a)    IHS INC., a Delaware corporation (“IHS” and, for purposes of Borrowings of the Tranche A-2 Loans, the “Tranche A-2 Borrower”);
(b)    IHS GLOBAL INC., a Delaware corporation (the “Tranche A-1 Borrower” and, together with the Tranche A-2 Borrower, the “Borrowers”);
(c)    the Lenders party hereto; and
(d)    BANK OF AMERICA, N.A. as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I.

Definitions
Section 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2011 Credit Agreement” means the Credit Agreement dated as of January 5, 2011, among IHS, certain Subsidiaries of IHS as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent, as amended, supplemented or otherwise modified from time to time.
“2012 Credit Agreement” means (i) the Credit Agreement dated as of August 29, 2012, among IHS, the Tranche A-1 Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended, supplemented or otherwise modified from time to time and (ii) any extension, renewal or replacement thereof permitted by Section 6.01(i).
“2013 Credit Agreement” means the Credit Agreement dated as of July 15, 2013, among IHS, IHS Global Inc., JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto, as amended, supplemented or otherwise modified from time to time.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition Threshold” has the meaning assigned to such term in Section 7.02.
“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder. Bank of America may, in its discretion, arrange for one or more of its domestic or foreign branches or Affiliates to perform its obligations as the Administrative Agent hereunder and in such event, the term “Administrative Agent” shall include any such branch or Affiliate with respect to such obligations.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning assigned to such term in Section 10.01.
“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction concerning or relating to bribery, corruption or money laundering.
“Applicable Rate” means, following the Second Amendment Effective Date, for any day with respect to any ABR Loan or Eurodollar Loan, as the case may be, 1.00% with respect to ABR Loans and 2.00% with respect to Eurodollar Loans; provided that, following the delivery to the Administrative Agent of the first compliance certificate delivered pursuant to Section 5.01(c) after the Second Amendment Effective Date, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread”, as the case may be, based upon the Leverage Ratio as of the most recent determination date:

Leverage Ratio	Eurodollar Spread	ABR Spread
Category 1 ≥ 3.00 to 1.00	1.75%	0.75%
Category 2 < 3.00 to 1.00 and ≥ 2.50 to 1.00	1.50%	0.50%
Category 3 < 2.50 to 1.00 and ≥ 2.00 to 1.00	1.375%	0.375%
Category 4 < 2.00 to 1.00 and ≥ 1.00 to 1.00	1.25%	0.25%
Category 5 < 1.00 to 1.00	1.00%	0.00%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each of IHS’s fiscal quarters based upon the consolidated financial statements delivered pursuant to Section 5.01(a) or (b);

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provided that until the delivery to the Administrative Agent pursuant to Section 5.01 of IHS’s consolidated financial information for the fiscal quarter of IHS ending November 30, 2014, the “Applicable Rate” shall be the applicable rate per annum set forth in the table above opposite Category 2 and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. If it is ever subsequently determined that such financial statements did not accurately report as of the date of such financial statements the information necessary to determine the Leverage Ratio and as a result thereof the Leverage Ratio utilized to determine the Applicable Rates was not correct and resulted in the Applicable Rates being otherwise lower than they should have been if the Leverage Ratio was accurately determined, the Borrowers shall pay to the Administrative Agent the amount that would have been due under the terms hereof if the Leverage Ratio was calculated correctly. A certificate of the Administrative Agent setting forth the amount or amounts (including a reasonably detailed calculation thereof) of any such difference shall be delivered to the Borrower Representative and the Borrowers shall pay the Administrative Agent the amount shown as due on any such certificate within 30 days after receipt thereof.
Notwithstanding the foregoing, if IHS has notified the Administrative Agent that an Acquisition Threshold has been achieved and has elected a Trigger Quarter, then the Applicable Rate shall be the percentages set forth below beginning as of the first day of such election by IHS and continuing until the first date thereafter when IHS delivers to the Administrative Agent the consolidated financial statements pursuant to Section 5.01(a) or (b) hereof and the corresponding compliance certificate pursuant to Section 5.01(c) hereof evidencing that the Borrowers ~~has~~have a Leverage Ratio of less than or equal to 3.50 to 1.00 for a fiscal quarter.

Leverage Ratio	Eurodollar Spread	ABR Spread
> 3.75 to 1.00	2.00%	1.00%
< 3.75 to 1.00 and >3.50 to 1.00	1.75%	0.75%

“Approved Fund” has the meaning assigned to such term in Section 10.04.
“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheets of IHS and its Subsidiaries for their 2011, 2012 and 2013 fiscal years, and the related consolidated statements of income, stockholders’ equity and cash flows of IHS and its Subsidiaries, and the notes thereto.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

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“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
~~“Borrower” has the meaning assigned to such term in the first paragraph hereof.~~
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrower Representative” means IHS, in its capacity as contractual representative of the Borrowers pursuant to Section 2.25.
“Borrowers” has the meaning assigned to such term in the first paragraph hereof.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Dallas, Texas are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Canadian Pension Plan” means a defined benefit pension plan registered under the Pension Benefits Act (Ontario), or covered by other Canadian or provincial pension legislation including the Income Tax Act (Canada), or a Canadian registered pension plan which any Loan Party sponsors, maintains or to which it makes, is making or is obligated to make contributions or has made contributions at any time during the immediately preceding five (5) plan years.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Control” means (a) the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Effective Date, by any Person or group (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934, as then in effect) (other than a Person of which IHS is a direct or indirect wholly owned subsidiary as long as such Person

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guarantees the Obligations on terms reasonably satisfactory to the Administrative Agent) of shares representing more than thirty-three percent (33%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of IHS (or any Person of which IHS is a direct or indirect wholly owned subsidiary); (b) if IHS shall cease to own, directly or indirectly, one hundred percent (100%) of the record and beneficial ownership of the Tranche A-1 Borrower (unless the Tranche A-1 Borrower is merged out of existence pursuant to Section 6.03 hereof); (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of IHS by Persons who were neither (i) nominated by the board of directors of IHS nor (ii) approved or appointed by directors so nominated; or (d) the occurrence of a change of control, or other similar provision, as defined in any agreement governing Material Indebtedness.
“Co-Documentation Agents” means, individually or collectively, Royal Bank of Canada, Wells Fargo Bank, N.A., BBVA Compass and TD Bank, N.A., in their capacity as co-documentation agents, and each of their successors in such capacity.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement (including any law, rule or regulations currently under contemplation as of the date of this Agreement), (b) any change in any law, rule or regulation or in the interpretation, application or implementation thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. The Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, ~~the commitment of such Lender to make a Loan hereunder on the Effective Date (which may consist of an amendment and restatement of its Loan under the Existing Credit Agreement), expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its~~ such Lender’s Tranche A-1 Commitment or Tranche A-2 Commitment, as applicable. ~~The initial aggregate amount of the Lenders’ Commitments on the Effective Date is $700,000,000.~~
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise Voting Power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Consolidated” means the resultant consolidation of the financial statements of IHS and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the most recent consolidated financial statements referred to in Section 3.04 hereof.
“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges including but not limited to those relating to fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of IHS for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period:
(a)    plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-cash charges or expenses in connection with options, restricted stock, restricted stock units or other equity level awards under any IHS incentive plan, (v) cash non-recurring acquisition or restructuring charges or expenses related to employee severance or facilities consolidation and acquisition related transactions expenses provided that for any period of calculation, the aggregate amount added back under this clause (v) shall not comprise more than 10% of the Consolidated EBITDA for such period, (vi) any non-cash modifications to pension and post-retirement employee benefit plans, settlement costs incurred to annuitize retirees or facilitate lump-sum buyout offers under pension and post-retirement employee benefit plans or mark-to-market adjustments under pension and post-retirement employee benefit plans provided that for any period of calculation, the aggregate amount added back under this clause (vi) shall not comprise more than 5% of the Consolidated EBITDA for such period and (vii) non-cash losses or charges (including charges incurred pursuant to the refinancing of the credit facility in effect prior to this Agreement) that are unusual or non-recurring,
(b)    minus extraordinary or unusual one time gains;
provided that, for purposes of calculating the Leverage Ratio and any Pro Forma calculation, Consolidated EBITDA shall include the consolidated earnings before interest, taxes, depreciation and amortization of any Target who was acquired or whose assets were acquired during such period as calculated for the period prior to the acquisition on a basis which is in compliance with the requirements of Article 11 of Regulation S-X of the Securities and Exchange Commission (or otherwise calculated on a good faith basis by a financial or accounting officer of IHS) and to:
(x)    add back thereto the sum of the following: (A) non-cash charges or expenses in connection with options, restricted stock, restricted stock units or other equity level awards under any employee incentive plan; (B) cash non-recurring acquisition or restructuring charges or expenses related to employee severance or facilities consolidation and acquisition related transactions expenses provided that for any period of calculation, the aggregate amount added back under this clause (B) shall not comprise more than 10% of the total consolidated earnings before interest, taxes, depreciation and amortization of the Target for such period, and (C) non-cash losses or charges that are unusual or non-recurring;
(y)    subtract therefrom extraordinary or unusual one time gains.

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Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarter ended (a) November 30, 2013 shall be deemed to be $171,609,000, (b) February 28, 2014 shall be deemed to be $155,934,000, (c) May 31, 2014 shall be deemed to be $175,910,000 and (d) August 31, 2014 shall be deemed to be $176,662,000.
“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (other than net obligations under any Hedge Agreement), including, but not limited to, current, long-term and Subordinated Indebtedness, if any, of IHS, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Income Tax Expense” means, for any period, all provisions for taxes paid or payable based on the gross or net income of IHS (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of IHS, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, the interest expense of IHS for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Net Earnings” means, for any period, the net income (loss) of IHS for such period, as determined on a Consolidated basis and in accordance with GAAP excluding therefrom however, to the extent otherwise included therein: (a) the income (or loss) of any Person (other than a Subsidiary) in which IHS or a Subsidiary has an ownership interest to the extent recorded separately on the financial statements of IHS as income from equity investments; provided, however, that (i) Consolidated Net Earnings shall include amounts in respect of such income when actually received in cash by IHS or such Subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Earnings shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by IHS or any Subsidiary in such Person for the purpose of funding any deficit or loss of such Person and (b) the income of any Subsidiary to the extent the payment of such income in the form of a distribution or repayment of any Indebtedness to IHS or a Subsidiary is not permitted on account of any restriction in by-laws, articles of incorporation or similar governing document or any agreement applicable to such Subsidiary.
“Consolidated Total Assets” means the total assets of IHS and its Subsidiaries on a consolidated basis in conformity with GAAP, as shown on the most recent balance sheet of IHS required to be delivered pursuant to Section 4.01(h) or Section 5.01(a) or (b) (it being understood that if such required balance sheet is not delivered Consolidated Total Assets shall be deemed to be zero until such balance sheet is delivered). Asset sales incurred pursuant to Section 6.05(c) shall be permitted if such basket was available on the date of such incurrence even if Consolidated Total Assets subsequently decreases.
“Contract Rate” has the meaning assigned to such term in Section 10.13(a).
“Credit Agreement Pari Passu Indebtedness” means any Indebtedness existing under (a) the Revolving Facility Credit Agreement, (b) the 2012 Credit Agreement or (c) the Permitted Capital Markets Debt; in each case which ranks pari passu in right of payment with the Loans.
“Credit Parties” means the Administrative Agent, each Lender and each Affiliate of a Lender that is owed any of the Obligations.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Disclosed Matters” means all the matters disclosed on Schedule 3.06.
“Dollars” or “$” refers to lawful currency of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).
“Election Date” has the meaning assigned to such term in Section 7.02.
“Elevated Leverage Period” has the meaning assigned to such term in Section 7.02.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, directives, policies, guidelines, permits, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of IHS or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment

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or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of the capital stock, partnership interests, membership interest in a limited liability company or unlimited liability company, beneficial interests in a trust or other equity interests or any warrants, options or other rights to acquire such interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any entity, whether or not incorporated, that is under common control with IHS within the meaning of Section 4001(a)(14) of ERISA or any trade or business (whether or not incorporated) that, together with IHS, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) the failure with respect to any Plan to satisfy its “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by IHS or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by IHS or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by IHS or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) any Plan is determined, or expected to be determined, to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or (h) the receipt by IHS or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from IHS or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate but not including any Loan or Borrowing bearing interest at a rate determined by reference to clause (a) of the definition of “Eurodollar Rate.”
“Eurodollar Rate” means, (a) for any Interest Period with respect to a Eurodollar Loan, the rate per annum (and solely with respect to Tranche A-1 Loans that are Eurodollar Loans, rounded upwards, if necessary, to the next 1/16 of 1%) equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent and published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be

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designated by the Administrative Agent from time to time) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 A.M., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding the foregoing, the Eurodollar Rate shall not be less than zero for purposes of this Agreement.
“Event of Default” has the meaning assigned to such term in Section 8.01.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation in respect of a Swap if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income (however denominated) in each case, (i) imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which ~~the~~any Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower Representative under Section 2.19(b)), any U.S. Federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.17(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or

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assignment), to receive additional amounts from an applicable Loan Party with respect to such withholding Tax pursuant to Section 2.17(a) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in Section 10.21.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. Notwithstanding the foregoing, the Federal Funds Rate shall not be less than zero for purposes of this Agreement.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of IHS.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the jurisdiction in which ~~the~~any Borrower is located. For purposes of this definition, the United States of America, any State thereof and the District of Columbia shall be deemed to be one jurisdiction.
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by Foreign Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Loan Party, and includes Canadian Pension Plans.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Fully Satisfied” or “Full Satisfaction” means, as of any date, that on or before such date
(a)    with respect to the Loan Obligations: (i) the principal of and interest accrued to such date on the Loan Obligations shall have been paid in full in cash, (ii) all fees, expenses and other amounts which constitute Loan Obligations shall have been paid in full in cash; and (iii) the Commitments shall have expired or irrevocably been terminated; and
(b)    with respect to the Hedge Obligations: (i) all termination payments, fees, expenses and other amounts which constitute Hedge Obligations shall have been paid in full in cash and (ii) no Credit Party shall have any further liability arising under the related Hedge Agreement.

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“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and any group or body charged with setting financial accounting or regulatory capital rules or standards (including without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (including any obligations under an operating lease) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation (including any obligations under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means IHS and each Domestic Subsidiary designated a “Guarantor” on Schedule 1.01 hereto and each other Domestic Subsidiary that becomes a party to the Guaranty Agreement pursuant to Section 5.09. For the avoidance of doubt, any Domestic Subsidiary that is a borrower, issuer or guarantor under the Revolving Facility Credit Agreement, the 2012 Credit Agreement or the Permitted Capital Markets Debt Indenture shall be a Guarantor hereunder.
“Guaranty Agreement” means the Guaranty Agreement of the Guarantors in substantially the form of Exhibit C hereto.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of IHS or its Subsidiaries shall be a Hedge Agreement.

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“Hedge Obligations” means all obligations, indebtedness, and liabilities of IHS or any Domestic Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender, arising pursuant to any Hedge Agreements entered into by such Lender or Affiliate with IHS or any Domestic Subsidiaries, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in such Hedge Agreements.
“IHS” has the meaning assigned to such term in the first paragraph hereof.
“Immaterial Subsidiary” means, as determined as of any date, a Subsidiary that has revenue as determined as of such date for the most recently completed four fiscal quarter period of less than 10% of IHS’s consolidated revenue for such period.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and past due accounts payable being contested in accordance with Section 5.04, in each case, incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of items described in clauses (a)-(f) and (h)-(n) of this definition; (h) all Capital Lease Obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (k) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on Equity Interests but excluding dividends payable solely in additional Equity Interests; (1) all obligations of such Person for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof; (m) all obligations of such Person under any Hedge Agreement; and (n) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of the obligations of IHS or any Subsidiary in respect of any Hedge Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that IHS or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

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“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.03(b).
“Information” has the meaning assigned to such term in Section 10.12.
“Information Memorandum” means the Confidential Information Memorandum dated September 2014 relating to IHS, its Subsidiaries and the Transactions.
“Interest Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of IHS, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.
“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each February, May, August and November and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Joint Bookrunners” means, individually or collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, in their capacity as joint bookrunners, and each of their successors in such capacity.
“Lead Arrangers” means, individually or collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, in their capacity as lead arrangers, and each of their successors in such capacity.
“Lenders” means (a) for all purposes, the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person

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that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise and (b) for purposes of the definitions of “Hedge Obligations” and “Credit Parties” only, shall include any Person who was a Lender at the time a Hedge Agreement was entered into by one or more of the Loan Parties, even though, at a later time of determination, such Person no longer holds any Commitments or Loans hereunder. A Lender may, in its discretion, arrange for one or more Loans to be made by one or more of its domestic or foreign branches or Affiliates, in which case the term “Lender” shall include any such branch or Affiliate with respect to Loans made by such Person.
“Leverage Ratio” means, on any date, the ratio of Consolidated Funded Indebtedness as of such date to Consolidated EBITDA for the four (4) fiscal quarters then ended or then most recently ended.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” means this Agreement, the notes executed pursuant to Section 2.09 (if any), the Guaranty Agreement and all other certificates, agreements and other documentation now or hereafter executed and/or delivered pursuant to or in connection with the foregoing.
“Loan Obligations” means all obligations, indebtedness, and liabilities of IHS or any Subsidiaries, or any one of them, to the Administrative Agent and the Lenders arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of IHS or any Subsidiaries to repay the Loans, interest on the Loans, and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the Loan Documents.
“Loan Parties” means IHS, the Tranche A-1 Borrower and the Subsidiary Loan Parties.
“Loans” means the loans or advances made by the Lenders to the Borrowers pursuant to this Agreement (which for the avoidance of doubt, shall include each Tranche A-1 Loan and each Tranche A-2 Loan).
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of IHS and its Subsidiaries taken as a whole, (b) the validity or enforceability of any Loan Document or (c) the rights of or remedies available to the Administrative Agent or the Lenders under any Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans but including, without limitation, obligations in respect of one or more Hedge Agreements) of IHS and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.
“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.
“Maturity Date” means October 17, 2019.

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“Maximum Rate” has the meaning assigned to such term in Section 10.13(a).
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by IHS and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by IHS and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by IHS and its Subsidiaries, and the amount of any reserves established by IHS and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of IHS).
“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).
“Non-Loan Party” means any Subsidiary that is not a Loan Party.
“Non-Loan Party Amount” has the meaning assigned to such term in Section 6.01(c).
“Obligations” means all Loan Obligations and the Hedge Obligations.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OPIS” means Oil Price Information Service, LLC, a Maryland limited liability company.
“OPIS Acquisition” means the acquisition of OPIS, pursuant to the OPIS Acquisition Agreement.
“OPIS Acquisition Agreement” means the Membership Interest Purchase Agreement, dated as of January 8, 2016, by and among UCG Holdings Limited Partnership and the Borrower.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient, Taxes imposed as a result of a present or former connection between the Administrative Agent, any Lender, the Issuing Bank or any other recipient and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent, any Lender, the Issuing Bank or any other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except

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any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.19(b)).
“Participant” has the meaning assigned to such term in Section 10.04.
“Participant Register” has the meaning assigned to such term in Section 10.04.
“Patriot Act” has the meaning assigned to such term in Section 10.20.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.
“Permitted Capital Markets Debt” means (i) up to $750,000,000 aggregate principal amount senior unsecured notes issued by IHS; provided that (i) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory prepayment, redemption, put, call, sinking fund obligation or other repurchase obligation (except customary asset sale or change of control provisions), in each case, prior to the date that is 91 days after the Maturity Date at the time such Indebtedness is incurred, (ii) such Indebtedness is not guaranteed by any Subsidiaries other than the Domestic Subsidiaries which are Borrowers or Guarantors, (iii) such Indebtedness is not secured by any Lien on any property or assets of IHS or any Subsidiary and (iv) such Indebtedness does not include any financial maintenance covenants and the other terms (other than the interest rate, but including without limitation the restrictive covenants) of such Indebtedness are customary for such type of Indebtedness and in any event no more burdensome to IHS (taken as a whole) than the terms of this Agreement (as determined by IHS in good faith) and (v) any extension, renewal or replacement thereof permitted by Section 6.01(j).
“Permitted Capital Markets Debt Indenture” means the indenture or other agreement under which the Permitted Capital Markets Debt is issued.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 8.01;

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(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of IHS or any Subsidiary;
(g)    Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;
(h)    leases or subleases entered into by IHS or a Subsidiary in good faith with respect to its property not used in its business and which do not materially interfere with the ordinary conduct of business of IHS or any Subsidiary;
(i)    statutory and common law landlords’ liens under leases to which IHS or one of its Subsidiaries is a party; and
(j)    customary Liens (including the right of set-off) in favor of banking institutions encumbering deposits held by such banking institutions incurred in the ordinary course of business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Non-Loan Party Amount” has the meaning assigned to such term in Section 6.01(c).
“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which ~~the~~any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or with respect to which ~~has the~~any Borrower or any of ~~its~~their respective ERISA Affiliates has any actual or contingent liability.
“Platform” has the meaning assigned to such term in Section 5.01.
“Principal Repayment Date” has the meaning assigned to such term in Section 2.10(a).
“Pro Forma” means, in reference to any financial calculation hereunder and the proposed transaction requiring such calculation, that such calculation for the applicable period is made on a basis acceptable to the Administrative Agent and: (a) assuming the consummation of the transaction in question, (b) assuming that the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, (c) to the extent such Indebtedness bears interest at a floating rate, using the rate in effect at the time of calculation for the entire period of calculation, and (d) including in Consolidated EBITDA as provided in the definition thereof, the consolidated earnings before interest, taxes, depreciation and amortization of the Target for the period prior to the acquisition on a basis which is in compliance with the requirements of Article 11 of Regulation S-X of the Securities and Exchange Commission (or otherwise calculated on a good faith basis by a financial or accounting officer of IHS) and the adjustments provided in clauses (x) and (y) of the definition of Consolidated EBITDA.

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“Pro Forma Financial Statements” means the consolidated pro forma balance sheet of IHS and its Subsidiaries as of August 31, 2014, and the related consolidated pro forma statement of income of IHS as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Effective Date, which have been prepared giving effect to the Transactions (excluding the impact of purchase accounting effects required by GAAP) as if the Transactions had occurred on such date or at the beginning of such period, as the case may be.
“Proposed Change” has the meaning assigned to such term in Section 10.02(c).
“Public Lender” has the meaning assigned to such term in Section 5.01.
“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Refinancing” means the repayment in full or deemed repayment in full, as the case may be, of all unpaid principal and accrued interest and fees under the 2011 Credit Agreement, the termination of all commitments thereunder, the rolling of any existing letters of credit under the 2011 Credit Agreement into the Revolving Facility Credit Agreement and the payment of all breakage costs arising under the 2011 Credit Agreement as a result of the termination of the interest periods thereunder.
“Register” has the meaning assigned to such term in Section 10.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Removal Effective Date” has the meaning assigned to such term in Section 9.06(b).
“Required Lenders” means, at any time, Lenders having Loans representing more than 50% of the sum of the outstanding Loans at such time.
“Resignation Effective Date” has the meaning assigned to such term in Section 9.06(a).
“Responsible Officer” means the chief executive officer, president, executive vice president senior vice president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of

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such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests issued by IHS or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests.
“Revolving Facility Credit Agreement” means (i) the Credit Agreement dated as of October 17, 2014, among IHS, certain Subsidiaries of IHS as borrowers, the lenders party thereto and Bank of America as administrative agent, as amended, supplemented or otherwise modified from time to time and (ii) any extension, renewal or replacement thereof permitted by Section 6.01(i).
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (including, as of the date hereof, Cuba, Iran, Burma, North Korea, Sudan, the Crimea region of Ukraine and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of specially designated Persons maintained by OFAC, the U.S. Department of State, United Nations Security Council, the European Union, any European Union member state, the French Government or Her Majesty’s Treasury of the United Kingdom, (b) any Person that has a place of business, or is organized or resident, in a jurisdiction that is the subject of any comprehensive territorial Sanctions, (c) any Governmental Entity or government instrumentality of any Sanctioned Country or (d) any Person owned or controlled by any such Person.
“Sanction(s)” means economic or financial sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (a) OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, the French Government or Her Majesty’s Treasury of the United Kingdom.

“Second Amendment” means the Second Amendment, dated as of February 10, 2016, to this Agreement.

“Second Amendment Effective Date” means February 10, 2016, the date on which the Second Amendment became effective.

“Specified Representations” means (a) the representations made by, or on behalf of, OPIS and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the accuracy of any such representation is a condition to IHS’s (or its Affiliates’) obligations to close under the Acquisition Agreement or IHS has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement, and (b) the representations and warranties of IHS set forth in Sections 3.01, 3.02, 3.03 (but only with respect to the violation of the charter, by-laws or other organizational or constitutional documents of the Loan Parties arising from the OPIS Acquisition and the Tranche A-2 Term Loans), 3.07(a), 3.08, 3.15, 3.16, 3.18 and 3.20, in each case only to the extent such representations and warranties relate to the incurrence of the Tranche A-2 Loans and the use of the proceeds thereof to consummate the OPIS Acquisition.

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“Subordinated” means, as applied to Indebtedness, Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Administrative Agent and the Required Lenders) in favor of the prior payment in full of the Loan Obligations.
“subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by a Person or by one or more other subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership, limited liability company or unlimited liability company of which a Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the applicable Person, one or more other subsidiaries of such applicable Person or such applicable Person and one or more subsidiaries of such applicable Person, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.
“Subsidiary” means any subsidiary of IHS.
“Subsidiary Loan Party” means any Subsidiary of IHS that is party hereto or to any other Loan Document.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.
“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as syndication agent, and its successors in such capacity.
“Target” means a Person who is to be acquired or whose assets are to be acquired in a transaction permitted hereby.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tranche A-1 Borrower” has the meaning assigned to such term in the first paragraph hereof.
“Tranche A-1 Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan hereunder on the Effective Date (which may consist of an amendment and restatement of its Loan under the Existing Credit Agreement), expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Tranche A-1 Commitment

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is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A-1 Commitment, as applicable. The initial aggregate amount of the Lenders’ Tranche A-1 Commitments on the Effective Date is $700,000,000.
“Tranche A-1 Loan” means the loans or advances made by the Lenders to the Tranche A-1 Borrower pursuant to this Agreement on the Effective Date.
“Tranche A-1 Lender” means, at any time, a Lender with an Tranche A-1 Commitment or an Tranche A-1 Loan at such time.
“Tranche A-2 Borrower” has the meaning assigned to such term in the first paragraph hereof.
“Tranche A-2 Commitment” means, with respect to each Tranche A-2 Lender, the commitment of such Tranche A-2 Lender to make a Loan hereunder on the Second Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A-2 Loan to be made by such Tranche A-2 Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Tranche A-2 Lender pursuant to Section 10.04. The initial amount of each Tranche A-2 Lender’s Tranche A-2 Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A-2 Commitment, as applicable. The initial aggregate amount of the Tranche A-2 Lenders’ Tranche A-2 Commitments on the Second Amendment Effective Date is $550,000,000.
“Tranche A-2 Lender” means, at any time, a Lender with a Tranche A-2 Commitment or an outstanding Tranche A-2 Loan.
“Tranche A-2 Loan” means the loans or advances made by the Lenders to the Tranche A-2 Borrower pursuant to this Agreement on the Second Amendment Effective Date.
“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of proceeds thereof, the Refinancing and the issuance of the Permitted Capital Markets Debt.
“Trigger Quarter” has the meaning assigned to such term in Section 7.02.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar or the Alternate Base Rate.
“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
Section 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if IHS notifies the Administrative Agent that it requests an amendment to any provision hereof to preserve the original intent thereof and to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies IHS that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Loan Parties shall not be required to pay to any Credit Party any fees in connection with any amendment, the sole purposes of which is to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof, other than fees and expenses contemplated by Section 10.03(a).

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ARTICLE II.

The Credits
Section 2.01.    Commitments.
~~Section 2.01.    Commitments.~~(a)    Subject to the terms and conditions set forth herein each Tranche A-1 Lender agrees to make an advance in Dollars to the Tranche A-1 Borrower on the Effective Date in a principal amount equal to its Tranche A-1 Commitment. Amounts repaid or prepaid in respect of the Tranche A-1 Loans may not be reborrowed.
(b)    Subject to the terms and conditions set forth herein each Tranche A-2 Lender agrees to make an advance in Dollars to the Tranche A-2 Borrower on the Second Amendment Effective Date in a principal amount equal to its Tranche A-2 Commitment. Amounts repaid or prepaid in respect of the Tranche A-2 Loans may not be reborrowed.
Section 2.02.    Loans and Borrowings.
(a)    Loans Made Ratably. Each Loan shall be made as part of a Borrowing made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Initial Type of Loans. Subject to Section 2.07 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith; provided that all Borrowings ~~made on the~~of (i) Tranche A-1 Loans made on the Effective Date and (ii) Tranche A-2 Loans made on the Second Amendment Effective Date must be made as ABR Borrowings unless IHS shall have delivered to the Administrative Agent an agreement that it will be bound by the provisions of Section 2.16 notwithstanding that this Agreement might not then be effective at least three Business Days prior to the Effective Date in the case of clause (i) above or the Second Amendment Effective Date in the case of clause (ii) above. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Eurodollar Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000.
(d)    Limitation on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

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Section 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request by telephone or delivery of a Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or other electronic platform or electronic transmission approved by the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit D or in such other form as may be approved by the Administrative Agent, signed by a Responsible Officer of the Borrower Representative and delivered to the Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Sections 2.02 and 2.07:
(i)    the aggregate amount of such Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04.    [Reserved].
Section 2.05.    [Reserved].
Section 2.06.    Funding of Borrowings.
(a)    By Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars by 1:00 P.M., New York City time to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of IHS maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower Representative in the applicable Borrowing Request.

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(b)    Fundings Assumed Made. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing. If both the applicable Borrower and the applicable Lender makes the payment required under this clause, the Administrative Agent shall return to the applicable Borrower that amount it paid hereunder if no Default exists.
Section 2.07.    Interest Elections.
(a)    Conversion and Continuation. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    Delivery of Interest Election Request. To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or other electronic transmission approved by the Administrative Agent of a written Interest Election Request in the form of Exhibit E hereto or such other form as the Administrative Agent shall approve, signed by the Borrower Representative and delivered to the Administrative Agent.
(c)    Contents of Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated

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to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Automatic Conversion. If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month.
(f)    Limitations on Election. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. A Borrowing may not be made, converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings would be less than the aggregate principal amount of Loans required to be repaid on such scheduled repayment date.
Section 2.08.    Termination and Reduction of Commitments.
(a)    Termination Date. Unless previously terminated, the Commitments shall terminate at 5:00 P.M., New York City time, on the Effective Date.
(b)    Optional Termination or Reduction. The Borrowers may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000.

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(c)    Notice of Termination or Reduction. The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.09.    Repayment of Loans; Evidence of Debt.
(a)    Promise to Pay. ~~The~~IHS and the Tranche A-1 Borrower hereby unconditionally promise~~s~~ to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan ~~of~~made to such Borrower by such Lender as provided in Section 2.10.
(b)    Lender Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    Administrative Agent Records. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of ~~the~~any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Request for a Note. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.10.    Amortization of Loans.
(a)    ~~Original~~Tranche A-1 Loan Amortization. ~~IHS~~The Tranche A-1 Borrower shall repay the Tranche A-1 Loans on each date set forth below (each ~~a~~an “Principal Repayment Date”) in the aggregate principal amount set forth opposite such date:

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Date	Amount
February 28, 2015	$8,750,000
May 31, 2015	$8,750,000
August 31, 2015	$8,750,000
November 30, 2015	$8,750,000
February 29, 2016	$8,750,000
May 31, 2016	$8,750,000
August 31, 2016	$8,750,000
November 30, 2016	$8,750,000
February 28, 2017	$17,500,000
May 31, 2017	$17,500,000
August 31, 2017	$17,500,000
November 30, 2017	$17,500,000
February 28, 2018	$17,500,000
May 31, 2018	$17,500,000
August 31, 2018	$17,500,000
November 30, 2018	$17,500,000
February 28, 2019	$17,500,000
May 31, 2019	$17,500,000
August 31, 2019	$17,500,000
Maturity Date	$437,500,000

(b)    Tranche A-2 Loan Amortization. IHS shall repay the Tranche A-2 Loans on each Principal Repayment Date set forth below in the aggregate principal amount set forth opposite such date:

Date	Amount
May 31, 2016	$6,875,000
August 31, 2016	$6,875,000
November 30, 2016	$6,875,000
February 28, 2017	$13,750,000
May 31, 2017	$13,750,000
August 31, 2017	$13,750,000
November 30, 2017	$13,750,000
February 28, 2018	$13,750,000
May 31, 2018	$13,750,000
August 31, 2018	$13,750,000
November 30, 2018	$13,750,000
February 28, 2019	$13,750,000
May 31, 2019	$13,750,000
August 31, 2019	$13,750,000
Maturity Date	$378,125,000

(~~b~~c)    Maturity Date. To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.
Section 2.11.    Prepayment of Loans.
(a)    Prepayment. ~~The~~Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, without prepayment penalty or premium subject

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to the requirements of this Section and Section 2.16~~.~~; provided that (i) any such prepayment of Loans shall be applied to Tranche A-1 Loans and Tranche A-2 Loans ratably in accordance with the respective principal amounts thereof (or, at the option of the Borrowers, Tranche A-2 Loans may be repaid on a less than pro rata basis with any such prepayment of Tranche A-1 Loans).
(b)    [Reserved].
(c)    Selection of Borrowing to be Prepaid. Prior to any prepayment of Borrowings hereunder, the Borrower Representative shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)    Notice of Prepayment; Application of Prepayments. The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by telecopy or other electronic transmission approved by the Administrative Agent) or by electronic transmission approved by the Administrative Agent of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or other event, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Prepayments of the Loans will be applied to the installments due thereunder in the order of maturity.
Section 2.12.    Fees.
(a)    Agent Fees. IHS agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between IHS and the Administrative Agent.
(b)    Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.
Section 2.13.    Interest.
(a)    ABR Borrowings. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

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(b)    Eurodollar Borrowings. The Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by ~~the~~a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on Bank of America’s “prime rate” shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest in all cases shall be calculated and payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or other electronic transmission approved by the Administrative Agent as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request

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that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of the affected type shall be ineffective and (ii) if any Borrowing Request requests a Borrowing of the affected type, such Borrowing shall at the ~~Borrower’s~~ option of the applicable Borrower, either not be made or be made as an ABR Borrowing.
Section 2.15.    Increased Costs.
(a)    Change In Law. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, or any other acquisition of funds by, any Lender (except any such reserve requirement contemplated by Section 2.15(c)); or
(ii)    impose on any Lender or the applicable interbank market used to determine the Eurodollar Rate any other condition affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then IHS will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Adequacy. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time IHS will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Reserves on Eurodollar Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
(d)    Delivery of Certificate. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent

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manifest error. IHS shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(e)    Limitation on Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such right to demand such compensation; provided that IHS shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as contemplated by Section 4.01(a)(ii)), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or Section 10.02(c), then, in any such event, IHS shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the applicable market utilized to determine the Eurodollar Rate. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. IHS shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17.    Taxes.
(a)    Gross Up. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if a Loan Party shall be required by applicable law to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party shall make such

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deductions and (iii) the applicable Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes. In addition, ~~the~~each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Tax Indemnification.
(i)    The Borrowers shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The affected Lender or the Administrative Agent, as the case may be, shall provide reasonable assistance to the Borrowers, at the Borrower~~’~~s’ expense, if the Borrowers determine~~s~~ that any Indemnified Taxes were incorrectly or illegally imposed and the Borrowers determine~~s~~ to contest such Indemnified Taxes.
(ii)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c)(i) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c)(ii).
(d)    Receipts. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    (i) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which ~~the~~a Borrower is located, or any treaty to which such jurisdiction is a party, or under any other applicable law, with respect to payments under this Agreement

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or any other Loan Document shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower Representative or Administrative Agent, such properly completed and executed documentation (if any) prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate.
(ii) FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)    Refund. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes (including by virtue of a credit against or offset of such Taxes, other than a credit or offset resulting from a payment of such Taxes by a Loan Party) as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Loan Party under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the applicable Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.
For purposes of this Section 2.17, the term “applicable law” includes FATCA.
Section 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.
(a)    Payments Generally. ~~The~~Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 P.M., New York City time), on the date when due, in immediately available funds and in Dollars without set‑off,

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deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent pursuant to the payment instructions provided by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)    Pro Rata Application. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    Sharing of Set-offs. Except to the extent a court order expressly provides for payments to be allocated to a particular Lender or Lenders, if any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of any Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to IHS or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
(d)    Payments from Borrower Assumed Made. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment

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on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    Application of Amounts Received under the Guaranty Agreements.
(i)    Guaranty Agreement. All amounts received from the Guarantors from collections under the Guaranty Agreement when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the Administrative Agent in its capacity as Administrative Agent only and then any remaining amount of such proceeds shall be distributed:
(A)    first, to the Lenders, pro rata in accordance with the respective unpaid amounts of Loan Obligations, until all the Loan Obligations have been Fully Satisfied;
(B)    second, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of Hedge Obligations, until all such Hedge Obligations have been Fully Satisfied; and
(C)    third, to the Credit Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations.
Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

(f)    Return of Amounts. If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.
(g)    Notice of Amount of Obligations. Prior to making any distribution under paragraph (e) of this Section, the Administrative Agent shall request each Lender to provide the Administrative Agent with a statement of the amounts of Hedge Obligations then owed to such Lender and its Affiliates. A Lender may provide such information to the Administrative Agent at any time and the Administrative Agent may also request such information at any time. If a Lender does not provide the Administrative Agent a statement of the amount of any such Obligations within three (3) Business Days of the date requested, the Administrative Agent may make distributions under paragraph (e) thereafter and the amount of Hedge Obligations then owed to such Lender and its Affiliates shall conclusively be deemed to be zero for purposes of such distributions. Neither the Lender nor its Affiliates shall have a right to share

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in such distributions with respect to any Hedge Obligations owed to it. If a Lender shall thereafter provide the Administrative Agent a statement of the amount of the Hedge Obligations then owed to such Lender and its Affiliates, any distribution under paragraph (e) made after the notice is received by the Administrative Agent shall take into account the amount of the Hedge Obligations then owed. No Lender nor any Affiliate of a Lender that has not provided the statement of the amount of the Hedge Obligations owed under this paragraph (g) shall be entitled to share retroactively in any distribution made prior to the date when such statement was provided. In furtherance of the provisions of Article IX, the Administrative Agent shall in all cases be fully protected in making distributions hereunder in accordance with the statements of the Hedge Obligations received from the Lenders under this paragraph (g).
Section 2.19.    Mitigation Obligations; Replacement of Lenders.
(a)    Mitigation. If any Lender requests compensation under Section 2.15, or if ~~the~~any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. IHS agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement. If any Lender requests compensation under Section 2.15, or if ~~the~~any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Representative to require such assignment and delegation cease to apply.
Section 2.20.    Borrower Assumption of Obligations. The Tranche A-1 Borrower assumes on a joint and several basis and as primary obligor all payment obligations of IHS under the Loan Documents with respect to the Tranche A-1 Loans.

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Section 2.21.    [Reserved].
Section 2.22.    [Reserved].
Section 2.23.    [Reserved].
Section 2.24.    [Reserved].
Section 2.25.    Borrower Representative.
(a)    Appointment; Nature of Relationship. IHS is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and the each Borrower irrevocably authorizes the Borrower Representative to act as the contractual representative of ~~the~~such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Section 2.25. Additionally, each of the Borrowers hereby appoints the Borrower Representative as its agent to receive all of the proceeds of the Loans, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or ~~the~~any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 2.25.
(b)    Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
(c)    Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
(d)    Execution of Loan Documents. The Borrowers hereby empower~~s~~ and authorize~~s~~ the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. ~~The~~Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
ARTICLE III.

Representations and Warranties

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IHS represents and warrants to the Lenders that:
Section 3.01.    Organization; Powers. IHS and each Subsidiary is duly organized, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.
Section 3.02.    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of IHS and the Tranche A-1 Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational or constitutional documents of IHS or any Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon IHS, any other Loan Party or any of their respective assets, or give rise to a right thereunder to require any payment to be made by IHS or any other Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of IHS or any of its Subsidiaries.
Section 3.04.    Financial Condition; No Material Adverse Change.
(a)    Delivery of IHS Financial Statements. IHS has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended November 30, 2011, November 30, 2012 and November 30, 2013, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended August 31, 2014, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of IHS and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year‑end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    No Material Change. Since November 30, 2013, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of IHS and its Subsidiaries, taken as a whole.
Section 3.05.    Properties.

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(a)    Title. Each of IHS and its Subsidiaries has good, valid and marketable title to, or valid leasehold interests in, all its real and personal property material to its business and such property is free of all Liens, except for (i) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (ii) Liens permitted under Section 6.02.
(b)    Intellectual Property. Each of IHS and its Subsidiaries owns, or is licensed or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by IHS and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.06.    Litigation and Environmental Matters.
(a)    Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of IHS, threatened against or affecting IHS or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.
(b)    Environmental. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither IHS nor any Subsidiary: (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)    Disclosed Matters. The Disclosed Matters, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
Section 3.07.    Compliance with Laws and Agreements. (a) IHS and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) No Default exists.
Section 3.08.    Investment Company Status. Neither IHS nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.09.    Taxes. IHS and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate actions and for which IHS

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or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10.    ERISA and Foreign Plans. No ERISA Event nor similar event with respect to a Foreign Plan (including a Termination Event, in respect of Canadian Pension Plans), has occurred or is reasonably expected to occur that, when taken together with all other such events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan and each Foreign Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed an amount that if paid could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans and Foreign Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed an amount that if paid by could reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 3.06, on the Effective Date neither IHS nor any Subsidiary is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 in effect in England and Wales) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) and neither IHS nor any Subsidiary is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer. The Canadian Subsidiaries of IHS are in compliance with the requirements of the Pension Benefits Act and other federal and provincial laws with respect to each Canadian Pension Plan, except for any noncompliance that could not reasonably be expected to result in a Material Adverse Effect. No lien has arisen, choate or inchoate, in respect of any Canadian Subsidiaries of IHS or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).
Section 3.11.    Disclosure. IHS has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which IHS or any Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, as of the date the same was so furnished; provided that, with respect to projected financial information, IHS represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 3.12.    Subsidiaries. As of the Effective Date, IHS has no Material Subsidiaries other than those listed on Schedule 3.12 hereto. As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Material Subsidiary and the percentage of IHS’s direct or indirect ownership of the outstanding Equity Interests of each Material Subsidiary. All of the outstanding capital stock of IHS and each Subsidiary has been validly issued, is fully paid, and is nonassessable. Except as

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permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of any Material Subsidiary.
Section 3.13.    Insurance. IHS and each Subsidiary maintain with financially sound and reputable insurers (including captive insurers), insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as IHS and its Subsidiaries and located in similar geographic areas in which IHS and its Subsidiaries operate.
Section 3.14.    Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against IHS or any Subsidiary pending or, to the knowledge of IHS, threatened. The hours worked by and payments made to employees of IHS and any Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, provincial, territorial, local or foreign law dealing with such matters, except to the extent of any such violation that could not reasonably be expected to result in a Material Adverse Effect. All payments due from IHS or any Subsidiary, or for which any claim may be made against IHS or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of IHS or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which IHS or any Subsidiary is bound.
Section 3.15.    Solvency. Immediately after the consummation of the Transactions: (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date. As used in this Section 3.15, the term “fair value” means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and “present fair saleable value” means the amount that may be realized if the applicable company’s aggregate assets are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of a comparable business enterprises.
Section 3.16.    Margin Securities. Neither IHS nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of the Regulations of the Board.
Section 3.17.    Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties

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as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly or indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
Section 3.18.    Use of Proceeds. The proceeds of the Loans will be used for the purposes described in Section 5.08.
Section 3.19.    Ranking. The Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of each of the Loan Parties, and rank, and will at all times rank in right of payment, at least pari passu with all other unsecured Indebtedness of each Loan Party, whether now existing or hereafter outstanding.
Section 3.20.    OFAC and Anti-Corruption Laws. IHS has implemented and maintains in effect policies and procedures designed to ensure compliance by IHS, its Subsidiaries and their directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and IHS and each of its Subsidiaries and their respective directors, officers and employees and, to the knowledge of IHS, its affiliates and agents, are in compliance with all applicable Anti-Corruption Laws and Sanctions in all material respects. None of (i) IHS, any of its Subsidiaries and their respective directors and officers or (ii) to the knowledge of IHS, any affiliate, agent or employee of IHS or any Subsidiary, is a Sanctioned Person.
ARTICLE IV.

Conditions
Section 4.01.    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
(a)    Execution and Delivery of This Agreement; Effective Date Payments.
(i)    The Administrative Agent (or its counsel) shall have received from each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(ii)    The Tranche A-1 Borrower shall have paid all unpaid interest on the Loans accrued through the Effective Date. The Borrower, the Lenders and the lenders under the Existing Credit Agreement shall have made payments directed by the Administrative Agent so that, after giving effect thereto, the Loans will be held by the Lenders on the Effective Date in accordance with Schedule 2.01.

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(b)    Legal Opinion. The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders, dated the Effective Date, containing such qualifications and exceptions and otherwise in form and substance acceptable to the Administrative Agent) of counsel for the Loan Parties covering, unless the Administrative Agent otherwise consents, the matters set forth in Sections 3.01, 3.02, 3.03(a) and 3.03 (b) of this Agreement and such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Loan Parties requests each such counsel to deliver such opinions.
(c)    Corporate Authorization Documents. The Administrative Agent shall have received such documents, incumbency certificates and/or other certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    Closing Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower Representative, confirming (i) compliance with the conditions set forth in paragraphs (m) and (n) of Section 4.01 and (ii) compliance with the covenants contained in Article VII on a Pro Forma basis after giving effect to the Transactions for the four (4) fiscal quarter periods most recently ended prior to the Effective Date and, in the case of clause (ii), setting forth reasonably detailed calculations setting forth such compliance.
(e)    Fees. The Administrative Agent, the Joint Bookrunners and the Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.
(f)    Guaranty Agreement. The Administrative Agent shall have received the Guaranty Agreement executed by each Guarantor.
(g)    Refinancing. The Administrative Agent shall have received evidence satisfactory to it that the Refinancing shall have taken place (or shall take place contemporaneously with the initial funding of the Loans on the Effective Date).
(h)    Financial Statements. The Administrative Agent and the Joint Bookrunners shall have received (i) the Audited Financial Statements, (ii) unaudited interim consolidated financial statements of IHS and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph and at least 45 days before the Effective Date and (iii) the Pro Forma Financial Statements; provided that filing of the required financial statements on form 10-K and form 10-Q by IHS will satisfy the foregoing requirements.
(i)    Investment Policy. The Administrative Agent shall have received a copy of IHS’s current approved investment policy.

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(j)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate from a Financial Officer of IHS in form and substance reasonably satisfactory to the Administrative Agent as to the solvency of IHS and its Subsidiaries after giving effect to the Transactions.
(k)    USA Patriot Act. The Administrative Agent shall have received all documentation and other information at least five days prior to the Effective Date necessary to enable the Administrative Agent and the Lenders to identify each Borrower and each other Loan Party to the extent required for compliance with the Patriot Act or other “know your customer” and anti-money laundering rules and regulations.
(l)    Revolving Facility Credit Agreement. The Administrative Agent shall have received evidence that the Revolving Facility Credit Agreement have been executed and delivered and shall have become effective.
(m)    Representations and Warranties. The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of, the Effective Date , after giving effect to the Loans to be made on the Effective Date, except to the extent such representations and warranties specifically relate to any earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).
(n)    No Default. At the time of and immediately after giving effect to the Loans made on the Effective Date, no Default shall exist.
The Administrative Agent shall notify the Borrower Representative and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 P.M., New York City time, on October 31, 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
The Borrowing on the Effective Date shall be deemed to constitute a representation and warranty by the Tranche A-1 Borrower on the date thereof as to matters specified in paragraphs (l) and (m) of this Section.
ARTICLE V.

Affirmative Covenants
Until the Loan Obligations have been Fully Satisfied, IHS covenants and agrees with the Lenders that:
Section 5.01.    Financial Statements and Other Information. IHS will furnish to the Administrative Agent and each Lender:

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(a)    Annual Audit. Within 90 days after the end of each fiscal year of IHS, its audited consolidated balance sheets and related statements of operations, cash flows and stockholders’ equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of IHS and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied;
(b)    Quarterly Financial Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of IHS, its consolidated balance sheet and related statements of operations, cash flows and stockholders’ equity as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of IHS and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    Compliance Certificate. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in substantially the form of Exhibit B hereto of a Financial Officer of IHS (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes): (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of IHS’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    Management Report. Concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a) and (b) above, a copy of any material management report, letter or similar writing furnished to IHS by the accountants in respect of IHS’s systems, operations, financial condition or properties.
(e)    Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by IHS or any Subsidiary with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by IHS to its shareholders generally, other than any Securities and Exchange Commission Form 4 filed by IHS or any Subsidiary;
(f)    Investment Policy. Promptly after the same becomes effective, copies of all modifications to IHS’s approved investment policy; and

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(g)    Additional Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of IHS or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
Documents required to be delivered pursuant to this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which IHS posts such documents, or provides a link thereto on IHS’s website; or (ii) on which such documents are posted on IHS’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent).
The Borrowers hereby acknowledge~~s~~ that (i) the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar, or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or ~~its~~their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree~~s~~ that so long as the Borrowers ~~is~~are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or ~~its~~their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 5.02.    Notices of Material Events. IHS will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    Default. The occurrence of any Default;
(b)    Notice of Proceedings. The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting IHS or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

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(c)    ERISA Event. The occurrence of any ERISA Event (or similar events under any Foreign Plan, including Termination Events) that, alone or together with any other ERISA Events or Termination Events that have occurred, could reasonably be expected to result in liability of IHS and its Subsidiaries in an aggregate amount exceeding an amount that if paid could reasonably be expected to result in a Material Adverse Effect; and
(d)    Material Adverse Effect. Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of IHS setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03.    Existence; Conduct of Business. IHS will, and will cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. IHS will, and will cause each Subsidiary (other than an Immaterial Subsidiary) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names except to the extent that the failure to so preserve, renew and keep in full force and effect any of the foregoing could not reasonably be expect to result in a Material Adverse Effect.
Section 5.04.    Payment of Obligations. IHS will, and will cause each Subsidiary to, pay its Material Indebtedness and other material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate actions, (b) IHS or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.05.    Insurance. IHS will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies (including captive insurers) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. IHS will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
Section 5.06.    Books and Records and Inspection. IHS will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. IHS will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent (and, when a Default exists, any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that,

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as long as no Default then exists, the Administrative Agent will not be permitted to physically inspect the properties of IHS and its Subsidiaries more than twice in any calendar year.
Section 5.07.    Compliance with Laws. IHS will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.08.    Use of Proceeds. (a)     The proceeds of the Tranche A-1 Loans will be used only (~~a~~i) for the payment of fees and expenses payable in connection with the Transactions, (~~b~~ii) to finance a portion of the Refinancing and (~~c~~iii) for other general corporate purposes of IHS and its Subsidiaries.
(b)     The proceeds of the Tranche A-2 Loans will be used only (i) to finance in whole or in part the OPIS Acquisition and (ii) for the payment of fees and expenses payable in connection with the OPIS Acquisition,
(c)    No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.
Section 5.09.    Joinder of Subsidiaries to the Guaranty Agreement.
(a)    Joinder Tests. Within 45 days after the end of each fiscal quarter, IHS shall (i) make the calculations to determine whether all Domestic Subsidiaries who are Material Subsidiaries are party to the Guaranty Agreement and (ii) confirm that all Domestic Subsidiaries who Guarantee, or who are required to Guarantee, all or any portion of the “Obligations” (as defined in the Revolving Facility Credit Agreement and the 2012 Credit Agreement) or who are or are required to be guarantors under the Permitted Capital Markets Debt Indenture, or who are borrowers under the Revolving Facility Credit Agreement or the 2012 Credit Agreement or issuers under the Permitted Capital Markets Debt Indenture are party to the Guaranty Agreement.
(b)    Joinder of Domestic Subsidiaries. If as of a fiscal quarter end a Domestic Subsidiary that is not party to the Guaranty Agreement (i) is a Material Subsidiary, (ii) Guarantees all or any portion of the “Obligations” (as defined in the Revolving Facility Credit Agreement and the 2012 Credit Agreement) or is or is required to be a guarantor under the Permitted Capital Markets Debt Indenture, or is a borrower under the Revolving Facility Credit Agreement or the 2012 Credit Agreement or issuer under the Permitted Capital Markets Debt Indenture, or (iii) is required to Guarantee all or any portion of the “Obligations” (as defined in the Revolving Facility Credit Agreement and the 2012 Credit Agreement) or is or is required to be a guarantor under the Permitted Capital Markets Debt Indenture, then promptly in the case of clauses (ii) and (iii) and within 45 days after the end of such fiscal quarter in the case of clause (i) but subject to paragraph (d) of this Section, IHS shall: (i) cause each such Subsidiary to become a party to the Guaranty Agreement pursuant to the execution and delivery of a Subsidiary Joinder Agreement (as defined in the Guaranty); (ii) cause each such Subsidiary to execute and/or deliver such other documentation as the Administrative Agent may reasonably request to evidence the authority of each such Subsidiary to execute, deliver and

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perform the Guaranty Agreement and to evidence the existence and good standing of each such Subsidiary; and (iii) deliver a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel to each such Subsidiary covering the matters set forth in Sections 3.01, 3.02, 3.03(a) and 3.03(b) of this Agreement and such other matters relating to each such Subsidiary and the Loan Documents as the Administrative Agent shall reasonably request. IHS requests each such counsel to deliver such opinions. In addition, as promptly as possible and without giving effect to the 45 days mentioned above, IHS will cause each Domestic Subsidiary which is not a party to the Guaranty Agreement which is a guarantor, borrower or issuer, as applicable, under the Revolving Facility Credit Agreement, the 2012 Credit Agreement or the Permitted Capital Markets Debt Indenture to comply promptly with the requirements of clauses (i)-(iii) of the preceding sentence.
(c)    [Reserved].
(d)    Limit on Joinder of Joint Ventures. Notwithstanding the other paragraphs of this Section, no Domestic Subsidiary (including any Material Subsidiary) that is not 100% owned by IHS or one of its Subsidiaries shall be required to be joined as a Guarantor if the terms of the agreement under which such Subsidiary was created prohibits it from entering into a Guarantee without the consent of the other joint venture party unless such Domestic Subsidiary is a borrower, issuer or guarantor under the Revolving Facility Credit Agreement , the 2012 Credit Agreement or the Permitted Capital Markets Debt Indenture.
Section 5.10.    Further Assurances. IHS will, and will cause each other Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Loan Parties.
Section 5.11.    Anti-Corruption Laws. IHS will, and will cause each Subsidiary to, conduct its businesses in compliance with applicable Anti-Corruption Laws in all material respects and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VI.

Negative Covenants
Until the Loan Obligations have been Fully Satisfied, IHS covenants and agrees with the Lenders that:
Section 6.01.    Indebtedness. IHS will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness created under the Loan Documents;
(b)    Indebtedness existing on the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except

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by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extension, renewal or replacement and by an amount equal to any existing commitments unutilized thereunder) or result in an earlier maturity date or decreased weighted average life thereof as long as: (i) such Indebtedness in any individual case has an outstanding principal balance of $1,000,000 or less or (ii) to the extent the Indebtedness exceeds the limits in the immediately preceding clause (i), such Indebtedness is described on Schedule 6.01 hereto or is permitted by clauses (g) or (h) of this Section 6.01 or Section 6.04(c);
(c)    Indebtedness of any Subsidiary to IHS, of IHS to any Subsidiary or of any Subsidiary to any other Subsidiary; provided that: (i) such Indebtedness must be incurred in the ordinary course of business or incurred to finance general corporate needs; and (ii) the sum of (x) the aggregate outstanding amount of all of the obligations of Non-Loan Parties Guaranteed by the Loan Parties pursuant to clause (d) below plus (y) the aggregate outstanding principal amount of all of the loans and advances made to Non-Loan Parties by any Loan Party after the Effective Date plus (z) the aggregate amount of all amounts extended after the Effective Date to acquire Equity Interests in or otherwise make capital contributions to Non-Loan Parties by Loan Parties (such sum the “Non-Loan Party Amount”) shall not at any time exceed an aggregate amount equal to the sum of the following (which sum is herein the “Permitted Non-Loan Party Amount”): (A) $25,000,000 with respect to any one Non-Loan Party and $50,000,000 for all Non-Loan Parties plus (B) the sum of the following: (1) the aggregate outstanding principal amount of all of such loans and advances made under the permissions of Section 6.04(j); plus (2) the aggregate amount of all such Equity Interest acquisitions and capital contributions made after the Effective Date under the permissions of Section 6.04(j) (to provide clarity to the proper interpretation of the provisions of this clause (c) and the other applicable provisions of this Agreement, the Loan Parties may make loans and advances to Non-Loan Parties after the Effective Date, Guarantee Indebtedness of Non-Loan Parties and acquire Equity Interests of and make capital contributions in Non-Loan Parties: (x) subject to and in accordance with the $25,000,000 and $50,000,000 limit established under this Section 6.01(c)(ii)(A), as such limits are carried through Section 6.01(d) and Sections 6.04(a), (b) and (e); and (y) independent of the such limits, under the broader permissions of Section 6.04(j) if the conditions to such permissions are satisfied);
(d)    Guaranties by IHS of Indebtedness or other obligations of any Subsidiary and by any Subsidiary of Indebtedness or other obligations of IHS or any other Subsidiary; provided that the Non-Loan Party Amount shall not exceed the Permitted Non-Loan Party Amount;
(e)    Indebtedness of IHS or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) prior to the incurrence or assumption of any Indebtedness under this paragraph (e): (A) IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended (provided that if the indebtedness to be incurred is in connection with an acquisition permitted by Section 6.04(h) and if an Elevated Leverage Period is not then in effect, then IHS may determine compliance on a Pro Forma basis assuming an Elevated Leverage

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Period was in effect as of the end of such four (4) fiscal quarter period so long as IHS has the ability to elect the current fiscal quarter as a Trigger Quarter) and (B) no Default shall exist or result therefrom;
(f)    Indebtedness arising in connection with Hedge Agreements permitted by Section 6.06;
(g)    Unsecured Indebtedness for borrowed money, in addition to the Indebtedness otherwise permitted hereby, of any Subsidiary; provided that (i) the aggregate principal amount of Indebtedness permitted by this paragraph (g) shall not exceed $100,000,000 at any time outstanding; and (ii) no Loan Party may extend credit to any Non-Loan Party under the permissions of this paragraph (g);
(h)    In addition to the Indebtedness otherwise permitted hereby and notwithstanding any limits imposed by the other permissions of this Section 6.01, unsecured Indebtedness for borrowed money owed by IHS; provided that at the time of the incurrence of any Indebtedness under this paragraph (h): (i) IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended (provided that if the indebtedness to be incurred is in connection with an acquisition permitted by Section 6.04(h) and if an Elevated Leverage Period is not then in effect, then IHS may determine compliance on a Pro Forma basis assuming an Elevated Leverage Period was in effect as of the end of such four (4) fiscal quarter period so long as IHS has the ability to elect the current fiscal quarter as a Trigger Quarter) and (ii) no Default shall exist or result therefrom;
(i)    Indebtedness under the Revolving Facility Credit Agreement or the 2012 Credit Agreement and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; and
(j)    Permitted Capital Markets Debt and unsecured extensions, renewals and replacements of any such Indebtedness incurred by IHS (which may be guaranteed by the Subsidiaries allowed to guarantee Permitted Capital Markets Debt) that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof.
IHS will not permit any Domestic Subsidiary to be a guarantor or borrower under the Revolving Facility Credit Agreement, the 2012 Credit Agreement or the Permitted Capital Markets Debt unless such Domestic Subsidiary is a Guarantor under the Guaranty Agreement.
Section 6.02.    Liens. IHS will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens granted to the Administrative Agent in favor of the Credit Parties;
(b)    Permitted Encumbrances;
(c)    any Lien on any asset of IHS or any Subsidiary existing on the Effective Date; provided that (i) such Lien shall not apply to any other asset of IHS or any Subsidiary; (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements

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thereof that do not increase the outstanding principal amount thereof; and (iii) either (A) the book value of the asset encumbered by any such Lien does not exceed $3,000,000 and the aggregate book value of all assets encumbered by such Liens existing on the Effective Date does not exceed $10,000,000 or (B) such Lien is described on Schedule 6.02 hereto or otherwise permitted by clauses (d), (e) or (f) of this Section 6.02;
(d)    any Liens on property or assets of a Subsidiary to secure obligations to a Loan Party;
(e)    Liens on fixed or capital assets acquired, constructed or improved by IHS or any Subsidiary securing Indebtedness permitted by paragraph (e) of Section 6.01;
(f)    Liens securing the “Obligations” (as defined in the Revolving Facility Credit Agreement and the 2012 Credit Agreement) of IHS and its Subsidiaries; provided that the Obligations under the Loan Documents are secured by the same assets on a pari passu basis pursuant to documentation acceptable to the Administrative Agent; and
(g)    other Liens securing Indebtedness or other obligations; provided the aggregate outstanding principal amount of such Indebtedness and other obligations and the aggregate book value of all property secured thereby, in each case, does not to exceed $100,000,000.
Section 6.03.    Fundamental Changes. IHS will not, nor will it permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(a)    any Loan Party may merge or amalgamate into any other Loan Party; provided that  (i) if one of such Loan Parties is IHS, IHS shall be the continuing or surviving Person, (ii) if one of such Loan Parties is a Borrower (and none of the applicable Loan Parties is IHS), the Borrower (or one of the Borrowers if they shall both be Borrowers) shall be the continuing or surviving Person and (iii) if a Loan Party is not the continuing or surviving Person, the Non-Loan Party Amount will not exceed the Permitted Non-Loan Party Amount;
(b)    any Subsidiary that is not a Loan Party may merge or amalgamate into any other Subsidiary; provided that if a Loan Party is not the continuing or surviving Person, the Non-Loan Party Amount will not exceed the Permitted Non-Loan Party Amount;
(c)    any Subsidiary (other than the Tranche A-1 Borrower) may liquidate or dissolve if IHS determines in good faith that such liquidation or dissolution is in the best interests of IHS and is not materially disadvantageous to the Lenders and if such Subsidiary is a Loan Party, after giving effect thereto, the Non-Loan Party Amount will not exceed the Permitted Non-Loan Party Amount;
(d)    IHS or any Subsidiary may merge or amalgamate into another Person in an acquisition permitted by Section 6.04(h); provided that if IHS is involved, it shall be the continuing or surviving Person and if the Subsidiary involved is a Loan Party, the Loan Party is the continuing or surviving Person or the continuing or surviving Person shall become a Loan Party simultaneously with the consummation of such transaction; and

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(e)    any Subsidiary may merge into or consolidate with any Person in order to consummate a disposition made in compliance with Section 6.05(c).
Neither IHS nor the Tranche A-1 Borrower may reorganize in any jurisdiction outside the United States.
IHS will not, nor will it permit any of its Subsidiaries to engage in any material extent in any business other than businesses of the type conducted by IHS and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
Section 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions. IHS will not nor will it permit any of Subsidiary to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)    Equity Interests in Subsidiaries formed or created by IHS or a Subsidiary after the Effective Date; provided that the Non-Loan Party Amount shall at no time exceed the Permitted Non-Loan Party Amount;
(b)    loans and advances made after the Effective Date by IHS to any Subsidiary or by any Subsidiary to IHS or any other Subsidiary; provided that the Non-Loan Party Amount shall at no time exceed the Permitted Non-Loan Party Amount;
(c)    Equity Interests in Subsidiaries owned as of the Effective Date; loans and advances outstanding on the Effective Date made by any Loan Party or any other Subsidiary to any Loan Party; loans and advances outstanding on the Effective Date made by any Loan Party to any Non-Loan Party in an aggregate amount for all such loans and advances not exceeding $10,000,000; and investments existing on the Effective Date other than those listed in this clause (c) (the “other investments”) as long as: (i) the book value of such other investments does not exceed $5,000,000 in any individual case and the aggregate book value of all such other investments outstanding on the Effective Date does not exceed $15,000,000 or (ii) to the extent the limits in clause (i) are exceeded, such other investments are described on Schedule 6.04 hereto or are permitted by clauses (d), (f) or (g) of this Section 6.04;
(d)    investments made in accordance with IHS’s approved investment policy as it exists from time to time;
(e)    Guarantees by IHS of Indebtedness or other obligations of any Subsidiary or by any Subsidiary of Indebtedness or other obligations of IHS or of any other Subsidiary; provided that the Non-Loan Party Amount shall at no time exceed the Permitted Non-Loan Party Amount;
(f)    Hedge Agreements permitted by Section 6.06;

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(g)    loans and advances to officers, directors, and employees of IHS and its Subsidiaries made in the ordinary course of business up to a maximum of: (i) with respect to loans and advances made for travel and entertainment expenses, $5,000,000 in the aggregate at any one time outstanding and (ii) with respect to loans and advances for other purposes, $1,000,000 in the aggregate at any one time outstanding;
(h)    in addition to the other Equity Interests that IHS or a Subsidiary may purchase, hold or acquire and the purchases and acquisition of assets permitted by this Section 6.04 and notwithstanding any limits imposed by the other permissions of this Section 6.04, IHS or a Subsidiary may purchase, hold or acquire (including pursuant to a merger) all the Equity Interests in a Person who is not a Subsidiary and may purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person who is not a Subsidiary or all or substantially all of the assets of a division or branch of such Person, if, at the time each such acquisition is consummated:
(i)    Default. No Default exists or would result therefrom;
(ii)    Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended and if an Elevated Leverage Period is not then in effect, IHS may assume that an Elevated Leverage Period was in effect as of the end of such period if IHS has the ability to elect the current fiscal quarter as a Trigger Quarter;
(iii)    Delivery and Notice Requirements. IHS shall be required to comply with the notice and delivery requirements under this clause (iii) in the event that: (A) the cash consideration to be paid for the acquisition in question exceeds $200,000,000 and (B) the Leverage Ratio as calculated for the four (4) fiscal quarter period then most recently ending on a Pro Forma basis exceeds 3.00 to 1.00. If one or more of the conditions in the foregoing clauses (A) and (B) do not exist with respect to an acquisition, IHS is not required to comply with the notice and delivery requirements of this clause (iii) with respect to the acquisition in question. If IHS is required to comply with the notice and delivery requirement under this clause (iii), then IHS shall provide to Administrative Agent, within 10 Business Days following the consummation of the acquisition, the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that IHS has available, (C) copies of the applicable purchase agreement and copies of such other documentation and information relating to the Target and the acquisition as Administrative Agent may reasonably request, and (D) a certificate signed by a Financial Officer of IHS certifying: (1) to the calculations demonstrating IHS’s compliance with paragraph (h)(ii) of this Section; (2) that after giving effect to the acquisition in question, all representations and warranties contained in the Loan Documents which are not qualified by a materiality standard will be true and correct in all material respects and all representations and warranties contained in the Loan Documents which are qualified by a materiality standard will be true and correct in all respects, in each case, as of the date of the closing of the acquisition with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties relate specifically to another date and (3) that no Default exists or will result from the acquisition;

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(iv)    Same Line of Business. The business acquired in the acquisition is a business of the type conducted by IHS and its Subsidiaries on the Effective Date or a business reasonably related thereto;
(v)    No Contested Acquisitions. The proposed acquisition shall have been approved by the Board of Directors of the Target (or similar governing body if the Target is not a corporation) and no Person shall have commenced legal proceedings to oppose the acquisition;
(vi)    Joinder of Subsidiary. If a Material Subsidiary that is a Domestic Subsidiary is acquired or created in connection with such acquisition, such Material Subsidiary shall be joined as a Guarantor within 60 days of the closing of the acquisition in the same manner as a Subsidiary is joined pursuant to Section 5.09;
(i)    [reserved]; and
(j)    in addition to the other investments, loans and advances otherwise permitted by this Section 6.04 and notwithstanding any limits imposed by the other permissions of this Section 6.04, IHS or any Subsidiary may purchase, hold or acquire any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to or make or permit to exist any investment or any other interest in, any other Person (including any of the foregoing with respect to a Non-Loan Party) in each case, in a transaction that does not constitute an acquisition governed by paragraph (h) of this Section as long as at the time any such investment, loan or advance is made:
(i)    Default. No Default exists or would result therefrom; and
(ii)    Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ended and if an Elevated Leverage Period is not then in effect, IHS may assume that an Elevated Leverage Period was in effect as of the end of such period if IHS has the ability to elect the current fiscal quarter as a Trigger Quarter.
Section 6.05.    Asset Sales. IHS will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, except:
(a)    sales in the ordinary course of business of inventory, used or surplus equipment and investments made or held in compliance with the requirements of Section 6.04;
(b)    sales, transfers and dispositions to IHS or any Subsidiary so long as after giving effect thereto the Non-Loan Party Amount will not exceed the Permitted Non-Loan Party Amount) and other sales, transfers and dispositions permitted by clauses (a)-(d) of Section 6.03; and
(c)    other sales, transfers and other dispositions of assets (other than Equity Interests in a Material Subsidiary) that are not permitted by any other clause of this Section as long as at the time of such sale, transfer or disposition (i) no Default shall exist or would result, (ii) such assets, together with any other assets sold in reliance on this clause (c) in the four fiscal quarters most recently ended for which

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financial statements are available at such time shall not, in the aggregate, account for more than 15% of Consolidated EBITDA or more than 15% of the total revenues of IHS and its Subsidiaries, on a consolidated basis, in each case on a cumulative basis during the four fiscal quarters most recently ended for which financial statements are available at such time, and (iii) such assets and all other assets sold in reliance on this clause (c) during the term of this Agreement shall not, in the aggregate, account for more than 30% of Consolidated EBITDA or more than 30% of the total revenues of IHS and its Subsidiaries, on a consolidated basis, in each case on a cumulative basis during the four fiscal quarters most recently ended for which financial statements are available at such time;
provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a) or (b) above) shall be made for fair value.
Section 6.06.    Hedge Agreements. IHS will not nor will it permit any Subsidiary to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which IHS or a Subsidiary has actual exposure (including any Hedge Agreements enter into in connection with the issuance of any permitted Indebtedness that is convertible to Equity Interests but not including any other Hedge Agreement entered into with respect to Equity Interests), and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest–bearing liability or investment of IHS or a Subsidiary.
Section 6.07.    Restricted Payments. IHS will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(a)    IHS may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;
(b)    Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;
(c)    IHS may declare and make any other Restricted Payments (in addition to Restricted Payments permitted by clauses (a) and (d) of this Section 6.07), provided, that
(i)    Default. No Default exists or would result therefrom; and
(ii)    Pro Forma Compliance. IHS shall have determined that it will be in compliance with the covenants contained in Article VII on a Pro Forma basis for the four (4) fiscal quarter period then most recently ending; and
(d)    IHS may repurchase or cancel its Equity Interests related to Taxes on employee equity plans in an aggregate amount of up to $125,000,000 per fiscal year so long as no Default exists or would result therefrom.
Section 6.08.    Transactions with Affiliates. IHS will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or

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assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and are at prices and on terms and conditions no less favorable to IHS or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Subsidiaries not involving any other Affiliate; (c) any Restricted Payment permitted by Section 6.07; and (d) payment of customary and reasonable directors fees to directors who are not employees of IHS or any Affiliate.
Section 6.09.    Restrictive Agreements. IHS will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon: (a) the ability of IHS or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to IHS or any other Subsidiary or to Guarantee Indebtedness of IHS or any other Subsidiary; provided that (i)  the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; (v) clause (a) of the foregoing shall not apply to restrictions or conditions set forth in the Permitted Capital Markets Debt Indenture as long as such restrictions or conditions are no more restrictive than those existing on the Effective Date; and (vi) the  foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions are no more restrictive than the restrictions and conditions contained herein and would permit IHS and its Subsidiaries to grant Liens to the Administrative Agent for the benefit of the Credit Parties to secure the Obligations (provided the Revolving Facility Credit Agreement and the 2012 Credit Agreement may contain restrictions of the type described in clause (a) of the foregoing if such restrictions allow the Obligations to be secured as long as the obligations under the Revolving Facility Credit Agreement and the Permitted Capital Markets Debt Indenture are secured equally and ratably on terms satisfactory to the Administrative Agent).
Section 6.10.    Change in Fiscal Year. IHS will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated without the consent of the Administrative Agent (which the Administrative Agent may give or withhold without the consent or agreement of any of the Lenders and which consent may not be unreasonably withheld).
Section 6.11.    Anti-Corruption Laws and Sanctions. No Borrowing will be made nor the proceeds thereof used directly or indirectly (a) for the purpose of funding payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in violation of applicable Anti-Corruption Laws or otherwise in furtherance of an offer, payment, promise to pay, or

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authorization of the payment or giving of money or anything else of value to any Person in violation of Anti-Corruption Laws, (b) for the purpose of financing the activities of or any transactions with any Sanctioned Person or Sanctioned Country, or (c) in any other manner that would result in a violation of any Sanctions applicable to any party hereto.

ARTICLE VII.

Financial Covenants
Until the Loan Obligations have been Fully Satisfied, IHS covenants and agrees with the Lenders that:
Section 7.01.    Interest Coverage Ratio. As of the last day of each fiscal quarter, IHS will not permit the Interest Coverage Ratio calculated as of such date to be less than 3.00 to 1.00.
Section 7.02.    Leverage Ratio. As of the last day of each fiscal quarter, IHS will not permit the Leverage Ratio calculated as of such date to exceed 3.50 to 1.00 (such maximum ratio, the “Maximum Leverage Ratio”).
Notwithstanding the foregoing, if, with respect to any fiscal quarter of IHS: (a) IHS or any Subsidiary has entered into an acquisition permitted by Section 6.04(h) or Section 6.04(j) in such fiscal quarter and (b) the sum of the consideration paid for such acquisition plus the aggregate consideration paid by IHS and its Subsidiaries for all such acquisitions permitted by Section 6.04(h) and Section 6.04(j) consummated during that same fiscal quarter and the immediately preceding fiscal quarter, is equal to or greater than $100,000,000 (the requirements of clauses (a) and (b), herein the “Acquisition Threshold”), then IHS may declare such fiscal quarter to be a Trigger Quarter, such election to be made by IHS on or before the Election Date for such fiscal quarter. If IHS has notified the Administrative Agent in writing that an Acquisition Threshold has been achieved and has elected a Trigger Quarter or shall be deemed to have selected a Trigger Quarter, then the Maximum Leverage Ratio shall be increased to 3.75 to 1.00 during the related Elevated Leverage Period (provided that, with respect to the Trigger Quarter elected in connection with the OPIS Acquisition, the Maximum Leverage Ratio shall be increased to 4.00 to 1.00 during the related Elevated Leverage Period). Once a Trigger Quarter is elected or deemed elected, no subsequent Trigger Quarter may be elected or deemed elected by IHS unless and until the actual Leverage Ratio is less than or equal to 3.50 to 1.00 as of the end of two consecutive fiscal quarters of IHS after the election (or three consecutive fiscal quarters after the election in connection with the OPIS Acquisition).
As used herein, the following terms have the following meanings:
“Election Date” means, with respect to any fiscal quarter, the date that is the deadline for IHS’s delivery of the financial statements and the corresponding compliance certificate required by Sections 5.01(a), (b) and (c).
“Elevated Leverage Period” means, with respect to any Trigger Quarter, the period beginning with the first day of such Trigger Quarter and continuing until and ending on the

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last day of the fiscal quarter of IHS (a) identified by IHS as the end of the Elevated Leverage Period and (b) for which the actual Leverage Ratio is less than or equal to 3.50 to 1.00; provided, that, in no event shall any Elevated Leverage Period last longer than three consecutive fiscal quarters (other than in respect of the Elevated Leverage Period in connection with the OPIS Acquisition, which shall be permitted to last no longer than four consecutive fiscal quarters) (including the related Trigger Quarter).
“Trigger Quarter” means a fiscal quarter that IHS has designated in writing as such and for which IHS has notified the Administrative Agent that an Acquisition Threshold has been achieved; provided that with respect to any acquisition, a Trigger Quarter shall be deemed to have been elected for the fiscal quarter during which such acquisition was closed if IHS shall have assumed that an Elevated Leverage Period existed when calculating Pro Forma compliance under Section 6.01(e)(ii)(A), Section 6.01(h)(i), Section 6.04(h)(ii), or Section 6.04(j)(ii).
ARTICLE VIII.

Events of Default
Section 8.01.    Events of Default; Remedies. If any of the following events (“Events of Default”) shall occur:
(a)    Principal Payment. ~~The~~Any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    Interest and Fee Payments. ~~The~~Any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
(c)    Representation or Warranties. Any representation, warranty or certification that is not qualified by a materiality standard and is made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made or any representation, warranty or certification that is qualified by a materiality standard and is made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

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(d)    Covenant Violation; Immediate Default. IHS shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01, 5.02, 5.03 (with respect to the existence of IHS or the Borrower) or 5.08 or in Article VI or in Article VII;
(e)    Covenant Violation with Cure Period. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 8.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender);
(f)    Cross Payment Default. IHS or any Subsidiary shall default in payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable period of notice and grace provide with respect thereto;
(g)    Cross Covenant Default. Any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    Involuntary Bankruptcy. An involuntary proceeding shall be commenced or an involuntary petition or proposal shall be filed seeking (i) liquidation, reorganization, dissolution, winding up, administration or other relief in respect of IHS or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign examinership, bankruptcy, arrangement, liquidation, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, examiner, administrator, trustee, custodian, monitor, sequestrator, conservator or similar official for IHS or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    Voluntary Bankruptcy. IHS or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition or proposal seeking liquidation, reorganization or other relief under any Federal, state, provincial or foreign examinership, bankruptcy, arrangement (voluntary or by way of scheme of arrangement or otherwise) insolvency, receivership, dissolution, winding up, administration, liquidation or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, interim receiver, trustee, custodian, monitor, sequestrator, conservator or similar official for IHS or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

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(j)    Other Insolvency. IHS or any Material Subsidiary shall (i) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (ii) suspend or threaten to suspend making payments on any of its debts by reason of actual anticipated financial difficulties or (iii) commence negotiation with one or more of its creditors with a view to rescheduling any of its debt;
(k)    Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against IHS, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of IHS or any Subsidiary to enforce any such judgment;
(l)    ERISA Events. An ERISA Event or Termination Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and Termination Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or could result in a Lien on any assets of IHS or any Subsidiary;
(m)    Invalidity of Loan Documents. Any material provision of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Loan Party; the validity, binding effect or enforceability of any Loan Document against any Loan Party shall be contested by any Loan Party; any Loan Party shall deny that it has any or further liability or obligation under any Loan Document; or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any material way cease to give or provide to Administrative Agent and the Lenders the benefits purported to be created thereby;
(n)    Material Adverse Effect. There shall have occurred any condition or event that has or is reasonably likely to have a Material Adverse Effect; or
(o)    Change in Control. A Change in Control shall occur;
then, and in every such event (other than an event with respect to IHS or the Tranche A-1 Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of IHS and the Tranche A-1 Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by IHS and the Borrower; and in case of any event with respect to IHS or the Tranche A-1 Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of IHS and the Tranche A-1 Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of

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acceleration or other notice of any kind, all of which are hereby waived by IHS and the Borrower. In addition, if any Event of Default exists, the Administrative Agent may (and if directed by the Required Lenders, shall) exercise any and all other rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.
Section 8.02.    Performance by the Administrative Agent. If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, and shall at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the applicable Loan Party. In such event, IHS shall, at the request of the Administrative Agent promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the interest rate provided for in Section 2.13(d) from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.
Section 8.03.    Limitation on Separate Suit. No suit shall be brought against any Loan Party on account of the Loan Obligations except by the Administrative Agent, acting upon the written instructions of the Required Lenders.
ARTICLE IX.

The Administrative Agent
Section 9.01.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrowers shall not have rights as ~~a~~ third party beneficiar~~y~~ies of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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Section 9.03.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of ~~its~~their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower Representative or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.04.    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a

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Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06.    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that consultation with the Borrower Representative in connection with the appointment of any successor Administrative Agent shall only be required so long as no Event of Default has occurred and is continuing. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    [Reserved].
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts

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owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by IHS to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between IHS and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08.    No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Lead Arrangers, Syndication Agent or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 9.09.    Permitted Release of Subsidiary Loan Parties. If no Default exists or would result and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower Representative requesting the release of a Subsidiary Loan Party, certifying that (a) no Default exists or will result from the release of the Subsidiary Loan Party; (b) the Subsidiary Loan Party is being released from its obligations in respect of the Credit Agreement Pari Passu Indebtedness; and (c) the Administrative Agent is authorized to release such Subsidiary Loan Party because either (i) the Equity Interests issued by such Subsidiary Loan Party have been sold and such Subsidiary Loan Party is no longer a Subsidiary or almost all of the assets of such Subsidiary Loan Party have been sold, in each case in a transaction permitted by Section 6.05 (including with the consent of the Required Lenders pursuant to Section 10.02(b)), (ii) such Subsidiary is not required to Guarantee any of the Obligations under this Agreement or (iii) such Subsidiary is an Immaterial Subsidiary, then the Administrative Agent is irrevocably authorized by the Credit Parties, without any consent or further agreement of any Credit Party to release such Subsidiary Loan Party from all obligations under the Loan Documents. The Administrative Agent shall execute any release documents in accordance with the immediately preceding sentence promptly upon request of the Borrower Representative without the consent or further agreement of any Credit Party.
Section 9.10.    Lender Affiliates Rights. By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Obligation is bound by the terms of the Loan Documents. But

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notwithstanding the foregoing: (a) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender; and (b) no Affiliate of any Lender that is owed any Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. The Administrative Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Lender who is owed any Obligation. The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents. The Obligation owed to such Affiliate shall be considered the Obligation of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document
ARTICLE X.

Miscellaneous
Section 10.01.    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone or other means, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to any Loan Party, to the Borrower Representative at 15 Inverness Way East, Englewood, Colorado 80112, Attention: Chief Financial Officer, Telecopy: 303-754-4025; Email: Todd.Hyatt@ihs.com; with a copy to: Stephen Green, Esq., Executive Vice President, Legal and Corporate Secretary, IHS Inc., Two Grand Central Tower, 140 East 45th Street, 40th Floor, New York, NY 10017; Telephone: (212) 850-8543; Telecopy: 212 850-8540, Email: Steve.Green@ihs.com~~;~~ and a copy to: Grant Nicholson, Vice President and Treasurer, IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112; Telephone: (303)-858-6299, Telecopy: 303-754-4025; Email: Grant.Nicholson@ihs.com;
(ii)    if to the Administrative Agent, to Bank of America, N.A., One Independence Center, 101 N. Tryon Street, Charlotte, NC 28255-0001; Mailcode: NC1-001-05-46; Attention: Renee Blackmore; Telephone: 980-387-2484; Telecopy: 704-409-0024; Email: renee.m.blackmore@baml.com; and
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Representative may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such

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procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, subject to the next paragraph.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower~~’~~s’, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
Section 10.02.    Waivers; Amendments.
(a)    No Waiver; Rights Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

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(b)    Amendments. Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by IHS, the Tranche A-1 Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b), (c), (e), (f) or (g) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders,” “Credit Party” or “Obligation” (or any term defined therein) or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender and (vi) release any Subsidiary Loan Party from its Guarantee under the Guaranty Agreement (except as expressly provided in Section 9.09) or limit its liability in respect of such Guarantee, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.
(c)    Replacement of Lenders. In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, the Borrowers may, at ~~its~~their sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower Representative shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (c) the Borrowers or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b). Notwithstanding the foregoing, a Non-Consenting Lender shall be deemed to have assigned all of its rights, interests and obligations under this Agreement upon its receipt of the amounts described in the preceding clause (b).
Section 10.03.    Expenses; Indemnity; Damage Waiver.

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(a)    Expenses. IHS shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Syndication Agent and the Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Syndication Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnity. IHS indemnifies the Administrative Agent, the Syndication Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and holds each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by IHS or any Subsidiary, or any Environmental Liability related in any way to IHS or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    Lenders’ Agreement to Pay. To the extent that IHS fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof,

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a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans at the time.
(d)    Waiver of Damages. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    Payment. All amounts due under this Section shall be payable not later than 10 days after written demand therefor.
Section 10.04.    Successors and Assigns.
(a)    Successors and Assigns. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), except that (i) neither IHS nor the Tranche A-1 Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by IHS or the Tranche A-1 Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders, any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignment. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than IHS, any Subsidiary or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:
(A)    the Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default exists, any other Person; provided further that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and
(B)    the Administrative Agent, which shall not be unreasonably withheld or delayed; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment.

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(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) (i) shall not be less than $10,000,000 and (ii) shall not reduce the assigning Lender’s Commitment to less than $10,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default exists;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of Commitments or Loans; and
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.
For the purposes of this Section 10.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and IHS, the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder

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for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement or any other Loan Document, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Participations. (i) Any Lender may, without the consent of ~~the~~any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, ~~the~~each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The

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entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    A Participant shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.
(d)    Pledge. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 10.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent embody the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and

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inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.08.    Right of Setoff. If an Event of Default exists, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of ~~the~~any Borrower against any of and all the obligations of that Borrower now or hereafter existing under this Agreement or the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower Representative and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
Section 10.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
(b)    Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT

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THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ~~THE~~ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or effective. Nothing herein shall affect the right of the Administrative Agent or any other Creditor to serve process in another manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.
(e)    Process Agent. Each Loan Party hereby irrevocably designates, appoints and empowers IHS with offices at Two Grand Central Tower, 140 East 45th Street, 40th Floor, New York, NY 10017, Attn: Stephen Green, Esq., Executive Vice President, Legal and Corporate Secretary (Telephone: (212) 850-8543; Telecopy: 212 850-8540) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. IHS accepts such appointment and the similar appointments contained in the other Loan Documents and agrees to so act on the behalf of each Loan Party hereunder and under the other Loan Documents until the Full Satisfaction of the Obligations. If for any reason IHS shall cease to be available to act as such, each Loan Party agrees to designate a new designee, appointee and agent in the United States on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement.
Section 10.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 10.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Loan Parties and other than as a result of a breach know to such party by such source of any confidentially agreement binding upon the source. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the applicable Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 10.13.    Maximum Interest Rate.
(a)    Limitation to Maximum Rate; Recapture. No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the “Contract Rate”) for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term “Maximum Rate” means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrowers. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum

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Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower Representative at the time of such change in the Maximum Rate.
(b)    Cure Provisions. No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither ~~the~~any Borrower nor the sureties, guarantors, successors, or assigns of ~~the~~such Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the applicable Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, ~~the~~each Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non‑principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.
Section 10.14.    No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to ~~the~~any Borrower, any other Loan Party, any of their respective Equity Interest holders or any other Person.
Section 10.15.    No Fiduciary Relationship. Each of IHS and the Tranche A-1 Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by

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it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.
Section 10.16.    Equitable Relief. Each ~~of IHS and the~~ Borrower recognizes that in the event ~~the~~such Borrower or any other Loan Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. Each ~~of IHS and the~~ Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 10.17.    Construction. Each of IHS and the Borrower, each other Loan Party (by its execution of the Loan Documents to which it is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.
Section 10.18.    Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
Section 10.19.    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 10.20.    USA PATRIOT Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October

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26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Party, which information includes the name and address of the Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Party in accordance with the Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
~~Section 10.21.    Amendment and Restatement. This Agreement amends and restates the Credit Agreement dated as of July 15, 2013 as amended prior to the date hereof (the “Existing Credit Agreement”), among IHS, the Borrower, the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. All obligations and liabilities of IHS and the Borrower under the Existing Credit Agreement remain in full force and effect as amended and restated under this Agreement.~~
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
IHS INC.
IHS GLOBAL INC.
By:
Stephen Green, Executive Vice President, Legal and Corporate Secretary

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Agent and the Lenders:
BANK OF AMERICA, N.A.
individually and as Administrative Agent,
By:

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